Exhibit 10.1

CREDIT AGREEMENT

Dated as of June 18, 2002

Among

THE FINANCIAL INSTITUTIONS NAMED HEREIN

as the Lenders

and

BANK OF AMERICA, N.A.

as the Agent

and

MWI VETERINARY SUPPLY CO.,

an Idaho corporation,

as the Borrower

TABLE OF CONTENTS

Section

ARTICLE 1 LOANS AND LETTERS OF CREDIT

1.1	Total Facility
1.2	Loans
1.3	Reserved
1.4	Letters of Credit
1.5	Bank Products
1.6	Joint and Several Obligations; Contribution Rights
1.7	Borrowing Agency Provisions

ARTICLE 2 INTEREST AND FEES

2.1	Interest
2.2	Continuation and Conversion Elections
2.3	Maximum Interest Rate
2.4	Fees
2.5	Unused Line Fee
2.6	Letter of Credit Fee

ARTICLE 3 PAYMENTS AND PREPAYMENTS

3.1	Loans
3.2	Reduction of Commitments; Termination of Facility
3.3	[Intentionally deleted]
3.4	[Intentionally deleted]
3.5	LIBOR Rate Loan Prepayments
3.6	Payments by the Borrowers
3.7	Payments as Loans
3.8	Apportionment, Application and Reversal of Payments
3.9	Indemnity for Returned Payments
3.10	Agent’s and Lenders’ Books and Records; Monthly Statements

ARTICLE 4 TAXES, YIELD PROTECTION AND ILLEGALITY

4.1	Taxes
4.2	Illegality
4.3	Increased Costs and Reduction of Return
4.4	Funding Losses
4.5	Inability to Determine Rates
4.6	Replacement of Affected Lender
4.7	Certificates of Agent
4.8	Survival

ARTICLE 5 BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

i

5.1	Books and Records
5.2	Financial Information
5.3	Notices to the Lenders

ARTICLE 6 GENERAL WARRANTIES AND REPRESENTATIONS

6.1	Authorization, Validity, and Enforceability of this Agreement, the Loan Documents and the Transaction Documents
6.2	Validity and Priority of Security Interest
6.3	Organization and Qualification
6.4	Corporate Name; Prior Transactions
6.5	Subsidiaries and Affiliates
6.6	Financial Statements and Projections
6.7	Capitalization
6.8	Solvency
6.9	Debt
6.10	Distributions
6.11	Real Estate; Leases
6.12	Proprietary Rights
6.13	Trade Names
6.14	Litigation
6.15	Labor Disputes
6.16	Environmental Laws
6.17	No Violation of Law; Licenses
6.18	No Default
6.19	ERISA Compliance
6.20	Taxes
6.21	Regulated Entities
6.22	Use of Proceeds; Margin Regulations
6.23	Copyrights, Patents, Trademarks and Licenses, etc.
6.24	No Material Adverse Change
6.25	Full Disclosure
6.26	Material Agreements
6.27	Bank Accounts
6.28	Governmental Authorization
6.29	Holdings
6.30	Representations and Warranties in the Recapitalization Agreement
6.31	Morgue Inventory

ARTICLE 7 AFFIRMATIVE AND NEGATIVE COVENANTS

7.1	Taxes and Other Obligations
7.2	Legal Existence and Good Standing
7.3	Compliance with Law and Agreements; Maintenance of Licenses
7.4	Maintenance of Property; Inspection of Property
7.5	Insurance

7.6	Insurance and Condemnation Proceeds
7.7	Environmental Laws
7.8	Compliance with ERISA
7.9	Mergers, Consolidations or Sales
7.10	Distributions; Capital Change; Restricted Investments
7.11	Transactions Affecting Collateral or Obligations
7.12	Guaranties
7.13	Debt
7.14	Prepayment
7.15	Transactions with Affiliates
7.16	Investment Banking and Finder’s Fees
7.17	Business Conducted
7.18	Liens
7.19	Sale and Leaseback Transactions
7.20	New Subsidiaries
7.21	Fiscal Year
7.22	Fixed Charge Coverage Ratio
7.23	Minimum Tangible Net Worth
7.24	Interest Rate Agreements
7.25	Use of Proceeds
7.26	Deposit Accounts, Cash Management
7.27	Feeders
7.28	Further Assurances
7.29	Modifications to Transaction Documents; Charter Documents

ARTICLE 8 CONDITIONS OF LENDING

8.1	Conditions Precedent to Making of Loans on the Closing Date
8.2	Conditions Precedent to Each Loan

ARTICLE 9 DEFAULT; REMEDIES

9.1	Events of Default
9.2	Remedies

ARTICLE 10 TERM AND TERMINATION

10.1	Term and Termination

ARTICLE 11 AMENDMENTS; WAIVERs; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

11.1	Amendments and Waivers
11.2	Assignments; Participations

ARTICLE 12 THE AGENT

12.1	Appointment and Authorization
12.2	Delegation of Duties
12.3	Liability of Agent
12.4	Reliance by Agent
12.5	Notice of Default
12.6	Credit Decision
12.7	Indemnification
12.8	Agent in Individual Capacity
12.9	Successor Agent
12.10	Withholding Tax
12.11	Collateral Matters
12.12	Restrictions on Actions by Lenders; Sharing of Payments
12.13	Agency for Perfection
12.14	Payments by Agent to Lenders
12.15	Settlement
12.16	Letters of Credit; Intra-Lender Issues
12.17	Concerning the Collateral and the Related Loan Documents
12.18	Field Audit and Examination Reports; Disclaimer by Lenders
12.19	Relation Among Lenders

ARTICLE 13 MISCELLANEOUS

13.1	No Waivers; Cumulative Remedies
13.2	Severability
13.3	Governing Law; Choice of Forum; Service of Process
13.4	WAIVER OF JURY TRIAL
13.5	Survival of Representations and Warranties
13.6	Other Security and Guaranties
13.7	Fees and Expenses
13.8	Notices
13.9	Waiver of Notices
13.10	Binding Effect
13.11	Indemnity of the Agent and the Lenders by the Borrower
13.12	Limitation of Liability
13.13	Final Agreement
13.14	Counterparts
13.15	Captions
13.16	Right of Setoff
13.17	Confidentiality
13.18	Conflicts with Other Loan Documents

ANNEXES, EXHIBITS AND SCHEDULES

ANNEX A	-	DEFINED TERMS

EXHIBIT A	-	FORM OF NOTE

EXHIBIT B	-	FORM OF BORROWING BASE CERTIFICATE

EXHIBIT C	-	FINANCIAL STATEMENTS; PRO FORMA

EXHIBIT D-		FORM OF NOTICE OF BORROWING

EXHIBIT E	-	FORM OF NOTICE OF CONTINUATION/CONVERSION

EXHIBIT F	-	FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

EXHIBIT G	-	FORM OF SUBSIDIARY BORROWER JOINDER AGREEMENT

EXHIBIT H	-	LATEST PROJECTIONS

SCHEDULE 1.1 –		ASSIGNED CONTRACTS (ANNEX A – DEFINED TERMS)

SCHEDULE 1.2 –		LENDERS’ COMMITMENTS (ANNEX A – DEFINED TERMS)

SCHEDULE 6.3 –		ORGANIZATION AND QUALIFICATIONS

SCHEDULE 6.5 –		SUBSIDIARIES AND AFFILIATES

SCHEDULE 6.9 –		DEBT

SCHEDULE 6.11 –		REAL ESTATE; LEASES

SCHEDULE 6.12 –		PROPRIETARY RIGHTS

SCHEDULE 6.13 –		TRADE NAMES

SCHEDULE 6.14 –		LITIGATION

SCHEDULE 6.15 –		LABOR DISPUTES

SCHEDULE 6.16 –		ENVIRONMENTAL LAW

SCHEDULE 6.19 –		ERISA COMPLIANCE

SCHEDULE 6.26 –		MATERIAL AGREEMENTS

SCHEDULE 6.27 –		BANK ACCOUNTS

SCHEDULE 6.31 –		MORGUE INVENTORY POLICIES

v

CREDIT AGREEMENT

This CREDIT AGREEMENT, dated as of June 18, 2002, (this “Agreement”) among the financial institutions from time to time parties hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), BANK OF AMERICA, N.A. with an office at 55 South Lake Avenue, Pasadena, California 91101, as agent for the Lenders (in its capacity as agent, the “Agent”), and MWI VETERINARY SUPPLY CO., an Idaho corporation, with offices at 2201 N. 20th Street, Nampa, Idaho 83687 (the “Borrower”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested the Lenders to make available to the Borrowers a line of credit for loans and letters of credit in an amount not to exceed $70,000,000, and which extensions of credit the Borrowers will use to provide a portion of the funding for the Recapitalization and thereafter to provide funds for the working capital of the Borrowers and their Subsidiaries and for the purposes permitted hereunder;

WHEREAS, ABC, the Borrower and Holdings have entered into that certain Recapitalization and Stock Purchase Agreement pursuant to which the Borrower will redeem certain shares of its capital stock held by ABC and Holdings will purchase the balance of the shares held by ABC, and thereby the Borrower will become a wholly-owned subsidiary of Holdings (the “Recapitalization”);

WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A which is attached hereto and incorporated herein; the rules of construction contained therein shall govern the interpretation of this Agreement, and all Annexes, Exhibits and Schedules attached hereto are incorporated herein by reference; and

WHEREAS, the Lenders have agreed to make available to the Borrowers a credit facility upon the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, and the Borrower hereby agree as follows.

ARTICLE 1
LOANS AND LETTERS OF CREDIT

1.1                                 Total Facility.  Subject to all of the terms and conditions of this Agreement, the Lenders agree to make available a total credit facility of up to $70,000,000 to the Borrowers from time to time during the term of this Agreement, composed of a line of credit consisting of Loans and Letters of Credit as described herein.  The Obligations of the Borrower and the Subsidiary Borrowers shall be joint and several.

1.2                                 Loans.

(a)                                  (i)  Amounts.  Subject to the satisfaction of the conditions precedent set forth in Article 8, each Lender severally, but not jointly, agrees, upon the Borrower’s request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make loans (the “Loans”) to the Borrowers in amounts not to exceed such Lender’s Pro Rata Share of Availability, except for Non-Ratable Loans and Agent Advances.  The Lenders, however, in their unanimous discretion, may elect to make Loans or issue or arrange to have issued Letters of Credit in excess of the Borrowing Base on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Borrowing Base or to be obligated to exceed such limits on any other occasion.  If the Aggregate Revolver Outstandings would exceed Availability after giving effect to any Borrowing, the Lenders may refuse to make or may otherwise restrict the making of Loans as the Lenders determine until such excess has been eliminated, subject to the Agent’s authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 1.2(i).

(ii)                                  If requested by any Lender, Borrowers shall execute and deliver to each Lender a note to evidence the Loan of that Lender.  Each note shall be in the principal amount of the Lender’s Pro Rata Share of the Commitments, dated the date hereof and substantially in the form of Exhibit A (each a “Note” and, collectively, the “Notes”).  Each Note shall represent the obligation of Borrowers to pay the amount of the applicable Lender’s Pro Rata Share of the Commitments, or, if less, such Lender’s Pro Rata Share of the aggregate outstanding unpaid principal amount of all Loans to Borrowers together with interest thereon as prescribed in Section 1.2.  The entire unpaid balance of the Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Termination Date.

(b)                                 Procedure for Borrowing.

(1)                                  Each Borrowing shall be made upon the Borrower’s irrevocable written notice delivered to the Agent a notice of borrowing substantially in the form attached hereto as Exhibit D (“Notice of Borrowing”), which must be received by the Agent prior to (i) 12:00 noon (California time) three Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans and (ii) 10:00 a.m. (California time) on the requested Funding Date, in the case of Base Rate Loans, specifying:

(A)                              the amount of the Borrowing, which in the case of a LIBOR Rate Loan must equal or exceed $2,000,000 (and increments of $1,000,000 in excess of such amount);

(B)                                the requested Funding Date, which must be a Business Day;

(C)                                whether the Loans requested are to be Base Rate Loans or LIBOR Rate Loans (and if not specified, it shall be deemed a request for a Base Rate Loan); and

(D)                               the duration of the Interest Period for LIBOR Rate Loans (and if not specified, it shall be deemed a request for an Interest Period of one month);

provided, however, that with respect to the Borrowing to be made on the Closing Date, such Borrowings will consist of Base Rate Loans only.

(2)                                  In lieu of delivering a Notice of Borrowing, the Borrower may give the Agent telephonic notice of such request for advances to the Designated Account on or before the deadline set forth above.  The Agent at all times shall be entitled to rely on such telephonic notice in making such Loans, regardless of whether any written confirmation is received.

(3)                                  The Borrower shall have no right to request a LIBOR Rate Loan until the Agent has determined that the primary syndication has been completed or while a Default or Event of Default has occurred and is continuing.

(c)                                  Reliance upon Authority.  Prior to the Closing Date, the Borrower shall deliver to the Agent, a notice setting forth the account of the Borrower (“Designated Account”) to which the Agent is authorized to transfer the proceeds of the Loans requested hereunder.  The Borrower may designate a replacement account from time to time by written notice.  All such Designated Accounts must be reasonably satisfactory to the Agent.  The Agent is entitled to rely conclusively on any person’s request for Loans on behalf of the Borrower, so long as the proceeds thereof are to be transferred to the Designated Account.  The Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by the Borrower to make such requests on its behalf.

(d)                                 No Liability.  The Agent shall not incur any liability to the Borrowers as a result of acting upon any notice referred to in Sections 1.2(b) and (c), which the Agent believes in good faith to have been given by an officer or other person duly authorized by the Borrower to request Loans on its behalf.  The crediting of Loans to the Designated Account conclusively establishes the obligation of the Borrowers to repay such Loans as provided herein.

(e)                                  Notice Irrevocable.  Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 1.2(b) shall be irrevocable.  The Borrowers shall be bound to borrow the funds requested therein in accordance therewith.

(f)                                    Agent’s Election.  Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof), the Agent shall elect to have the terms of Section 1.2(g) or the terms of Section 1.2(h) apply to such requested Borrowing.  If the Bank declines in its sole discretion to make a Non-Ratable Loan pursuant to Section 1.2(h), the terms of Section 1.2(g) shall apply to the requested Borrowing.

(g)                                 Making of Loans.  If Agent elects to have the terms of this Section 1.2(g) apply to a requested Borrowing, then promptly after receipt of a Notice of Borrowing or telephonic notice in lieu thereof, the Agent shall notify the Lenders by telecopy, telephone or e-mail of the requested Borrowing.  Each Lender shall transfer its Pro Rata Share of the requested

Borrowing available to the Agent in immediately available funds, to the account from time to time designated by Agent, not later than 12:00 noon (California time) on the applicable Funding Date.  After the Agent’s receipt of all proceeds of such Loans, the Agent shall make the proceeds of such Loans available to the Borrowers on the applicable Funding Date by transferring same day funds to the Designated Account; provided, however, that the amount of Loans so made on any date shall not exceed the Availability on such date.

(h)                                 Making of Non-Ratable Loans.

(1)                                  If Agent elects, with the consent of the Bank, to have the terms of this Section 1.2(h) apply to a requested Borrowing, the Bank shall make a Loan in the amount of that Borrowing available to the Borrower on the applicable Funding Date by transferring same day funds to Borrower’s Designated Account.  Each Loan made solely by the Bank pursuant to this Section is herein referred to as a “Non-Ratable Loan”, and such Loans are collectively referred to as the “Non-Ratable Loans.”  Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Loans except that all payments thereon shall be payable to the Bank solely for its own account.  The aggregate amount of Non-Ratable Loans outstanding at any time shall not exceed $5,000,000.  The Agent shall not request the Bank to make any Non-Ratable Loan if (A) the Agent has received written notice from any Lender that one or more of the applicable conditions precedent set forth in Article 8 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (B) the requested Borrowing would exceed Availability on that Funding Date.

(2)                                  The Non-Ratable Loans shall be secured by the Agent’s Liens in and to the Collateral and shall constitute Base Rate Loans and Obligations hereunder.

(i)                                     Agent Advances.

(1)                                  Subject to the limitations set forth below, the Agent is authorized by the Borrowers and the Lenders, from time to time in the Agent’s sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other conditions precedent set forth in Article 8 have not been satisfied, to make Base Rate Loans to the Borrowers on behalf of the Lenders in an aggregate amount outstanding at any time not to exceed 10% of the Borrowing Base which the Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (3) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 13.7 (any of such advances are herein referred to as “Agent Advances”); provided, that the Majority Lenders may at any time revoke the Agent’s authorization to make Agent Advances.  Any such revocation must be in writing and shall become effective prospectively upon the Agent’s receipt thereof.

(2)                                  The Agent Advances shall be secured by the Agent’s Liens in and to the Collateral and shall constitute Base Rate Loans and Obligations hereunder.

1.3                                 Reserved.

1.4                                 Letters of Credit.

(a)                                  Agreement to Issue or Cause To Issue.  Subject to the terms and conditions of this Agreement, the Agent agrees (i) to cause the Letter of Credit Issuer to issue for the account of the Borrower or a Subsidiary Borrower one or more commercial/documentary and standby letters of credit (each, a “Letter of Credit”) and/or (ii) to provide credit support or other enhancement to a Letter of Credit Issuer reasonably acceptable to Agent, which issues a Letter of Credit for the account of the Borrower or a Subsidiary Borrower (any such credit support or enhancement being herein referred to as a “Credit Support”) from time to time during the term of this Agreement.

(b)                                 Amounts; Outside Expiration Date.  The Agent shall not have any obligation to issue or cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof would exceed Availability at such time; or (iii) such Letter of Credit has an expiration date less than 30 days prior to the Stated Termination Date or more than 12 months from the date of issuance for standby letters of credit and 180 days for documentary letters of credit.  With respect to any Letter of Credit which contains any “evergreen” or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent, written notice that it declines to consent to any such extension or renewal at least thirty (30) days prior to the date on which the Letter of Credit Issuer is entitled to decline to extend or renew the Letter of Credit.  If all of the requirements of this Section 1.4 are met and no Default or Event of Default has occurred and is continuing, no Lender shall decline to consent to any such extension or renewal.

(c)                                  Other Conditions.  In addition to conditions precedent contained in Article 8, the obligation of the Agent to issue or to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Agent:

(1)                                  The Borrower or a Subsidiary Borrower shall have delivered to the Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form, terms and purpose of the proposed Letter of Credit shall be reasonably satisfactory to the Agent and the Letter of Credit Issuer; and

(2)                                  As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of

Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

(d)                                 Issuance of Letters of Credit.

(1)                                  Request for Issuance.  The Borrower or a Subsidiary Borrower must notify the Agent of a requested Letter of Credit at least three (3) Business Days prior to the proposed issuance date.  Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit.  The Borrower or a Subsidiary Borrower shall attach to such notice the proposed form of the Letter of Credit.

(2)                                  Responsibilities of the Agent; Issuance.  As of the Business Day immediately preceding the requested issuance date of the Letter of Credit, the Agent shall determine the amount of the Unused Letter of Credit Subfacility and Availability.  If (i) the face amount of the requested Letter of Credit is not greater than the Unused Letter of Credit Subfacility and (ii) the amount of such requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof would not exceed Availability, the Agent shall cause the Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

(3)                                  No Extensions or Amendment.  The Agent shall not be obligated to cause the Letter of Credit Issuer to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 1.4 are met as though a new Letter of Credit were being requested and issued.

(e)                                  Payments Pursuant to Letters of Credit.  The Borrowers agree to reimburse immediately the Letter of Credit Issuer for any draw under any Letter of Credit and the Agent for the account of the Lenders upon any payment pursuant to any Credit Support, and to pay the Letter of Credit Issuer the amount of all other charges and fees payable to the Letter of Credit Issuer in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which any Borrower may have at any time against the Letter of Credit Issuer or any other Person.  Each drawing under any Letter of Credit shall constitute a request by the Borrower to the Agent for a Borrowing of a Base Rate Loan in the amount of such drawing.  The Funding Date with respect to such Borrowing shall be the date of such drawing.

(f)                                    Indemnification; Exoneration; Power of Attorney.

(1)                                  Indemnification.  In addition to amounts payable as elsewhere provided in this Section 1.4, the Borrowers agree to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) which any Lender or the Agent (other than a Lender in its capacity as Letter of Credit Issuer) may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any Credit Support or enhancement in connection therewith.  The Borrowers’ obligations under this Section shall survive payment of all other Obligations.

(2)                                  Assumption of Risk by the Borrowers.  As among the Borrowers, the Lenders, and the Agent, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the foregoing, the Lenders and the Agent shall not be responsible for:  (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority or (I) the Letter of Credit Issuer’s honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Letter of Credit; provided, however, that the rights of the Borrowers against any Letter of Credit Issuer are subject to clause (4) of this Section 1.4(f).  None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this Section 1.4(f).

(3)                                  Exoneration.  Without limiting the foregoing, no action or omission whatsoever by Agent or any Lender (excluding any Lender in its capacity as a Letter of Credit Issuer) shall result in any liability of Agent or any Lender to the Borrowers, or relieve the Borrowers of any of their obligations hereunder to any such Person.

(4)                                  Rights Against Letter of Credit Issuer.  Nothing contained in this Agreement is intended to limit the Borrowers’ rights, if any, with respect to the Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between the Borrower or a Subsidiary Borrower and the Letter of Credit Issuer.

(5)                                  Account Party.  The Borrowers hereby authorize and direct any Letter of Credit Issuer to name the Borrower or a Subsidiary Borrower, as applicable, as the “Account Party” therein and to deliver to the Agent all instruments, documents and other writings and property received by the Letter of Credit Issuer pursuant to the Letter of Credit, and to accept and rely upon the Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

(g)                                 Supporting Letter of Credit; Cash Collateral.  If, notwithstanding the provisions of Section 1.4(b) and Section 10.1, any Letter of Credit or Credit Support is outstanding upon the termination of this Agreement, then upon such termination the Borrowers shall deposit with the Agent, for the ratable benefit of the Agent and the Lenders, with respect to each Letter of Credit or Credit Support then outstanding, a standby letter of credit (a “Supporting Letter of Credit”) in form and substance reasonably satisfactory to the Agent, issued by an issuer reasonably satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit or such Credit Support may be drawn plus any fees and expenses associated with such Letter of Credit or such Credit Support, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments to be made by the Agent and the Lenders under such Letter of Credit or Credit Support and any fees and expenses associated with such Letter of Credit or Credit Support.  Such Supporting Letter of Credit shall be held by the Agent, for the ratable benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or such Credit Support remaining outstanding.

1.5                                 Bank Products.  The Borrowers may request and the Agent may, in its sole and absolute discretion, arrange for the Borrowers to obtain from the Bank or the Bank’s Affiliates Bank Products although the Borrowers are not required to do so.  If Bank Products are provided by an Affiliate of the Bank, the Borrowers agree to indemnify and hold the Agent, the Bank and the Lenders harmless from any and all costs and obligations now or hereafter incurred by the Agent, the Bank or any of the Lenders which arise from any indemnity given by the Agent to its Affiliates related to such Bank Products; provided, however, nothing contained herein is intended to limit the Borrowers’ rights, with respect to the Bank or its Affiliates, if any, which arise as a result of the execution of documents by and between the Borrowers and the Bank which relate to Bank Products.  The agreement contained in this Section shall survive termination of this Agreement.  The Borrower acknowledges and agrees that the obtaining of Bank Products from the Bank or the Bank’s Affiliates (a) is in the sole and absolute discretion of the Bank or the Bank’s Affiliates, and (b) is subject to all rules and regulations of the Bank or the Bank’s Affiliates.

1.6                                 Joint and Several Obligations; Contribution Rights.

(a)                                  All Obligations shall be the joint and several Obligations of the Borrower and the Subsidiary Borrowers regardless of which Borrower actually receives any Loans or other extensions of credit under the Loan Documents, the amount received by any Borrower or the manner in which any Borrower, the Agent or any Lender accounts for such Loans and other extensions of credit.

(b)                                 To the extent that any Borrower is a guarantor or a surety as a result of the joint and several obligations hereunder, such Obligations and the Liens securing such Obligations shall not be released or impaired by any action or inaction on the part of the Agent or any Lender which would otherwise constitute the release of a surety.  Without limiting the generality of the foregoing, the liability of the Borrowers under this Agreement shall not be affected or impaired in any manner by (i) the failure of any Person to become or remain a Borrower or guarantor or the failure of the Agent or any Lender to preserve, protect or enforce any right to require any Person to become or remain a Borrower or guarantor, (ii) any taking, failure to take, failure to create, perfect or ensure the priority of, or exchange, release or termination or lapse of any Lien securing any Obligations, or any taking, failure to take, release or amendment or waiver of or consent to departure from any other guaranty of, any of the Obligations, (iii) any manner or order of sale or other enforcement of any Lien securing any of the Obligations or any manner or order of application of the proceeds of any such Lien to the payment of the Obligations or any failure to enforce any Lien or to apply any proceeds thereof, (iv) any furnishing, exchange, substitution or release of any collateral securing the Obligations, or any failure to perfect any Lien in any of the collateral securing the Obligations, (v) any lack of validity or enforceability of this Agreement or any other Loan Document or any other agreement, instrument or document relating thereto, (vi) any change in the time, manner or place of payment of, or in any other term of, any of the Obligations, or any other amendment or waiver of or any consent to departure from the terms of this Agreement any or any other Loan Document, including any extension or renewal of the Obligations (whether or not for longer than the original period) and any increase in the Obligations resulting from the extension of additional credit to any Borrower or otherwise, (vii) any change, restructuring or termination of the corporate structure or existence of a Borrower or any of its Subsidiaries or Affiliates, or any other Person, or (viii) any other circumstance which might otherwise constitute a defense (except the indefeasible final payment in full) available to, or a discharge of, a surety or guarantor.

(c)                                  To the extent that any Borrower is a guarantor or a surety as a result of the joint and several obligations hereunder, the liability of each such Borrower under this Agreement shall remain valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than indefeasible final payment in full of the Obligations), including the occurrence of any of the following, whether or not such Borrower shall have had notice or knowledge of any of them:  (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to Events of Default) of this Agreement, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Obligations, in each case whether or not in accordance with the terms of this Agreement, such Loan Document or any agreement relating to such other guaranty or security; (iii) the Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source to the payment of any liability other than the Obligations, even though the Lenders might have elected to apply such payment to any part or all of the Obligations; (v) any consent by any Lender or the Agent to the change, reorganization or termination of the corporate structure or existence of any other Borrower, or any other Person and to any corresponding restructuring of the Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Obligations; (vii) any defenses (except the defense of indefeasible final payment in full), set-offs or counterclaims which any Borrower, any guarantor or any other Person may allege or assert against the Agent or any Lender in respect of the Obligations, including, for example, failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Borrower as an obligor in respect of the Obligations.

(d)                                 To the extent that any Borrower is a guarantor or a surety as a result of the joint and several obligations hereunder, to the maximum extent permitted by law, each such Borrower hereby waives and agrees not to assert or take advantage of:  (i) any defense now existing or hereafter arising based upon any legal disability or other defense of any other Borrower or any guarantor or other Person, or by reason of the cessation or limitation of the liability of any other Borrower or any guarantor or other Person from any cause other than full payment and performance of all obligations due under this Agreement or any of the other Loan Documents; (ii) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of any other Borrower or any guarantor or other Person, or any defect in the formation of any other Borrower or any guarantor or other Person; (iii) the unenforceability or invalidity of any security or guaranty or the lack of perfection or continuing perfection, or failure of priority of any security for the Obligations; (iv) any and all rights and defenses arising out of an election of remedies by the Agent or any Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for an Obligation, has destroyed such Borrower’s rights of subrogation and reimbursement against the principal; (v) any defense based upon any failure to disclose to such Borrower any information concerning the financial condition of any other Borrower or any guarantor or other Person or any other circumstances bearing on the ability of any other Borrower or any guarantor or other Person to pay and perform all obligations due under this Agreement or any of the other Loan Documents; (vi) any failure by the Agent or any Lender to give notice to any Borrower or any guarantor or other Person of the sale or other disposition of security, and any defect in notice given by the Agent or any Lender in connection with any such sale or disposition of security; (vii) any failure of the Agent or any Lender to comply with applicable laws in connection with the sale or disposition of security, including, without limitation, any failure by the Lender to conduct a commercially reasonable sale or other disposition of such security; (viii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal, or that reduces a surety’s or guarantor’s obligations in proportion to the principal’s obligation; (ix) any use of cash collateral under Section 363 of the Bankruptcy Code; (x) any defense based upon an election by the Agent or any Lender, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code or any successor statute; (xi) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code; (xii) any right of subrogation, any right to enforce any remedy which the Agent or any Lender may have against any other Borrower or any guarantor or other Person and any right to participate in, or benefit from, any security now or hereafter held by the Agent or any Lender for the Obligations; (xiii) presentment, demand, protest and notice of any kind, including notice of acceptance of this Agreement and of the existence, creation or incurring of new or additional Obligations; (xiv) the benefit of any statute of limitations affecting the liability of any other Borrower or any guarantor or other Person, enforcement of this Agreement or any other Loan Documents, the liability of any Borrower hereunder or the enforcement hereof; (xv) all notices of intention to accelerate and/or notice of acceleration of the Obligations; (xvi) relief from any applicable valuation or appraisement laws; (xvii) any other action by the Agent or any Lender, whether authorized by this Agreement or otherwise, or any omission by the Agent or any Lender or other failure of the Agent or any Lender to pursue, or delay in pursuing, any other remedy in its power; (xviii) any and all claims and/or rights of counterclaim, recoupment, setoff or offset; and (xix) any defense based upon the application of the proceeds of a Loan for purposes other than the purposes represented by the Borrowers or intended or understood by the Agent or any Lender or any Borrower.  Each Borrower agrees that the payment and performance of all Obligations or any part thereof or other act which tolls any statute of limitations applicable to this Agreement or the other Loan Documents shall similarly operate to toll the statute of limitations applicable to such Borrower’s liability hereunder.  Without limiting the generality of the foregoing or any other provision hereof, each Borrower further waives any and all rights and defenses that such Borrower may have because the debt of the Borrowers is secured by real property of other Borrowers; this means, among other things, that:  (1) the Lenders may collect from such Borrower without first foreclosing on any real or personal property collateral pledged by any other Borrower, (2) if the Agent or any Lender forecloses on any real property collateral pledged by any other Borrower, then (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) the Agent or any Lender may collect from such Borrower even if the Agent or any Lender, by foreclosing on the real property collateral, has destroyed any right such Borrower may have to collect from any other Borrower.  The foregoing sentence is an unconditional and irrevocable waiver of any rights and defenses each Borrower may have because the Obligations are secured by real property of any other Borrower.  Without limiting the generality of the foregoing waivers contained in this subparagraph or any other provision hereof, each Borrower expressly waives to the extent permitted by law any and all rights and defenses (except the defense of indefeasible final payment in full), including without limitation any rights of subrogation, reimbursement, indemnification and contribution (except contribution pursuant to this Agreement), which might otherwise be available to such Borrower under applicable laws.

(e)                                  Each Borrower is fully aware of the financial condition of the other Borrowers and is executing and delivering this Agreement based solely upon such Borrower’s own independent investigation of all matters pertinent hereto and is not relying in any manner upon any representation or statement by the Agent or any Lender.  Each Borrower hereby assumes full responsibility for obtaining any additional information concerning the financial condition of the other Borrowers or any other guarantor or their respective properties, financial condition and prospects and any other matter pertinent hereto as such Borrower may desire, and such Borrower is not relying upon or expecting the Agent or any Lender to furnish to such Borrower any information now or hereafter in the possession of the Agent or any Lender concerning the same or any other matter.  By executing this Agreement, each Borrower knowingly accepts the full range of risks encompassed within a contract of this type, which risks such Borrower acknowledges.  No Borrower shall have the right to require the Agent or any Lender to obtain or disclose any information with respect to the Obligations, the financial condition or prospects of any Borrower, the ability of any Borrower to pay or perform the Obligations, the existence, perfection, priority or enforceability of any collateral security for any or all of the Obligations, the existence or enforceability of any other guaranties of all or any part of the Obligations, any action or non-action on the part of the Agent or any Lender, any Borrower or any other Person, or any other event, occurrence, condition or circumstance whatsoever.

(f)                                    To the extent that any Borrower is a guarantor or a surety as a result of the joint and several obligations hereunder, the Obligations of each such Borrower shall be limited in amount to an amount not to exceed the maximum amount of such obligations and liabilities that can be made or assumed by such Borrower without rendering such obligation or liability void or voidable under applicable laws relating to fraudulent conveyance, fraudulent transfer or similar laws affecting the rights of creditors generally, in each case giving effect to all liabilities of such Borrower other than any liabilities in respect of intercompany indebtedness to the extent that it would be discharged in the amount paid by such Borrower hereunder and giving effect to all rights of subrogation, contribution, reimbursement, indemnity or similar rights pursuant to applicable law or any agreement (the “Maximum Liability”).

(g)                                 Each Borrower hereby agrees that to the extent that a Borrower makes any payment, such Borrower shall be entitled to seek and receive contribution and indemnification from and to be reimbursed by each other Borrowers in an amount equal to a fraction of such payment, the numerator of which is the Maximum Liability of the Borrower making the payment and the denominator of which is the Maximum Liability of all Borrowers as of the date of determination.  Each Borrower’s right of contribution shall be subject to the terms and conditions of Section 1.6(h).  The provisions of this Section 1.6(g) shall in no respect limit the obligations and liabilities of any Borrower to the Lenders and each Borrower shall remain liable to the Lenders for the full amount of its liabilities hereunder.

(h)                                 No Borrower shall be entitled to be subrogated to any of the rights of the Agent or any Lender against or any other Borrower or any collateral security or guarantee or right to offset held by the Agent or any Lender for the payment of the Obligations of nor shall any Borrower seek or be entitled to seek any contribution or reimbursement from or any other Borrower in respect of payments made by such Borrower hereunder, until all amounts owing to the Agent or any Lender on account of the Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated or have expired.  If any amount shall be paid to any Borrower on account of such subrogation rights at any time not permitted hereunder, such amount shall be held by such Borrower in trust for the Agent and the Lenders, segregated from other funds of such Borrower, and shall, forthwith upon receipt, be turned over to the Agent in the exact form received (duly endorsed to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Agent may determine.

1.7                                 Borrowing Agency Provisions.

(a)                                  At the request of, and solely as an accommodation to, Borrowers, the Lenders have agreed to make the Loans to, and to issue Letters of Credit for the Borrowers on a joint and several basis as co-borrowers.  In order to facilitate the co-borrowing arrangement, each Subsidiary Borrower, by becoming a party to this Agreement, irrevocably designates the Borrower to be its agent and attorney-in-fact for purposes of the Loan Documents, and irrevocably authorizes such agent in such capacity to take such actions on behalf of the applicable Subsidiary Borrower and to exercise such powers under this Agreement and the other Loan Documents on such Subsidiary Borrower’s behalf as may otherwise be exercised by such Subsidiary Borrower, together with such powers as are incidental thereto, including without limitation to borrow Loans, to execute and deliver Notices of Borrowing, Notices of Conversion/Continuation, requests for Letters of Credit, Borrowing Base Certificates and such other documents, instruments and certificates required by the Loan Documents in connection with any Borrowing or repayment of the Loans, to borrow, repay, reborrow, convert and continue Loans and to receive proceeds of Loans and to give all other notices and consents hereunder.  Each Subsidiary Borrower, by becoming a party to this Agreement, further irrevocably authorizes the Agent to act on all such documents, instruments and certificates delivered by the Borrower as such agent and attorney-in-fact, and to pay over and credit the proceeds of any Loans so requested to the Designated Account.  The Borrower hereby accepts the appointment to act as agent and attorney in fact for the Subsidiary Borrowers.  The Agent and each Lender shall be entitled to rely absolutely on the appointment and authorization of the Borrower to act on behalf of the Subsidiary Borrowers with respect to all matters relating to this Agreement and the other Loan Documents, whether or not any provision of this Agreement or any other Loan Documents specifically provides that action may or shall be taken by the Borrower on behalf of the Subsidiary Borrowers.  The Agent and the Lenders may give all notices to the Borrower on behalf of the Subsidiary Borrowers.  Each Subsidiary Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Borrower shall be deemed for all purposes to have been made by such Subsidiary Borrower and shall be binding upon and enforceable against such Subsidiary Borrower to the same extent as if the same had been made directly by such Borrower.

(b)                                 All Borrowers acknowledge and agree that the Borrowers are engaged in an integrated operation that requires financing on the basis of credit availability to each Borrower, that the co-borrowing arrangement has been established at the request of the Borrowers, and that each Borrower expects to derive, directly or indirectly, benefit from such credit availability to the other Borrowers.  Neither the Agent nor the Letter of Credit Issuer nor any Lender shall incur any liability to Borrowers or any other Loan Party as a result of the co-borrowing arrangement established by this Agreement and shall not have any liability or responsibility to the Borrowers to inquire into the allocation, apportionment or use of the proceeds of any Loans or extensions of credit hereunder.  To induce the Agent, the Letter of Credit Issuer and the Lenders to establish this co-borrowing arrangement and in consideration thereof, each Borrower hereby indemnifies the Agent, the Letter of Credit Issuer and the Lenders, and their respective successors and assigns, and agrees to hold each of them harmless from any and all liabilities, expenses, losses, damages and claims asserted against them by any Person arising from or incurred by reason of the handling of the financing arrangements of the

Borrowers as provided in this Agreement, any reliance by the Agent, the Letter of Credit Issuer or any Lender on any document, request or instruction given by the Borrower, as designated by the Subsidiary Borrowers herein to act on their behalf, or any other action taken by the Agent, the Letter of Credit Issuer or the Lenders with respect to the co-borrowing arrangement; provided, however, that no Borrower shall have an obligation to indemnify any of the Agent, the Letter of Credit Issuer or any Lender under this Section 1.7(b) with respect to any liabilities finally determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such indemnified party.  The obligations of the Borrowers under this Section 1.7(b) shall survive payment of all other Obligations.

ARTICLE 2
INTEREST AND FEES

2.1                                 Interest.

(a)                                  Interest Rates.  All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate plus the Applicable Margins as set forth below, but not to exceed the Maximum Rate.  If at any time Loans are outstanding with respect to which the Borrower has not delivered to the Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those Loans shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective.  Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

(i)                                     For all Base Rate Loans and other Obligations (other than LIBOR Rate Loans) at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin; and

(ii)                                  For all LIBOR Rate Loans at a per annum rate equal to the LIBOR Rate plus the Applicable Margin.

Each change in the Base Rate shall be reflected in the interest rate applicable to Base Rate Loans as of the effective date of such change.  All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year).  The Borrowers shall pay to the Agent, for the ratable benefit of Lenders, interest accrued on all Loans in arrears on the first day of each month hereafter and on the Termination Date.

(b)                                 Default Rate.  If any Event of Default occurs and is continuing and the Required Lenders in their discretion so elect, then, while any such Event of Default is continuing, all of the Obligations shall bear interest at the Default Rate applicable thereto.

2.2                                 Continuation and Conversion Elections.

(a)                                  The Borrowers may:

(i)                                     elect, as of any Business Day, in the case of Base Rate Loans to convert any Base Rate Loans (or any part thereof in an amount not less than $2,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Rate Loans; or

(ii)                                  elect, as of the last day of the applicable Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $2,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $2,000,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans; provided further that if the notice shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.

(b)                                 The Borrower shall deliver a notice of continuation/conversion substantially in the form attached hereto as Exhibit E (“Notice of Continuation/Conversion”) to the Agent not later than 12:00 noon (California time) at least three (3) Business Days in advance of the Continuation/Conversion Date, if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

(i)                                     the proposed Continuation/Conversion Date;

(ii)                                  the aggregate amount of Loans to be converted or renewed;

(iii)                               the type of Loans resulting from the proposed conversion or continuation; and

(iv)                              the duration of the requested Interest Period, provided, however, the Borrower may not select an Interest Period that ends after the Stated Termination Date.

(c)                                  If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the Borrower has failed to select timely a new Interest Period to be applicable to LIBOR Rate Loans or if any Default or Event of Default then exists, the Borrowers shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

(d)                                 The Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion.  All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

(e)                                  There may not be more than 6 different LIBOR Rate Loans in effect hereunder at any time.

2.3                                 Maximum Interest Rate.  In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for such Lender with respect to loans of the type provided for hereunder (the “Maximum Rate”).  If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate.  In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 2.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement.  If a court of competent jurisdiction determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrower such excess.

2.4                                 Fees.  The Borrowers agree to pay the Agent such fees as set forth in the fee letter dated as of the Closing Date between the Agent and the Borrower.

2.5                                 Unused Line Fee.  On the first day of each month prior to the Termination Date and on the Termination Date the Borrowers agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the “Unused Line Fee”) equal to three-eighths of one percent (0.375%) per annum multiplied by the amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Loans and the average daily undrawn face amount of outstanding Letters of Credit, during the immediately preceding month or shorter period if calculated for the first month hereafter or on the Termination Date.  The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.  All principal payments received by the Agent shall be deemed to be credited to the Borrowers’ Loan Account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Section 2.5.

2.6                                 Letter of Credit Fee.  The Borrowers agree to pay (a) to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit, a fee (the “Letter of Credit Fee”) equal to the Applicable Margin then in effect with respect to LIBOR Rate Loans per annum of the average daily undrawn face amount of each Letter of Credit; (b) to Agent, for the account of the Letter of Credit Issuer, a fronting fee (the

“Fronting Fee”)  equal to three-eights of one percent (0.375%) of the face amount of each Letter of Credit issued and (c) to the Letter of Credit Issuer, all out-of-pocket costs, fees and expenses incurred by the Letter of Credit Issuer in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit.  The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit is outstanding and on the Termination Date, and the Fronting Fee for each Letter of Credit shall be paid on the date of issuance of such Letter of Credit.  The Letter of Credit Fee and the Fronting Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

ARTICLE 3
PAYMENTS AND PREPAYMENTS

3.1                                 Loans.  The Borrowers shall repay the outstanding principal balance of the Loans, plus all accrued but unpaid interest thereon, on the Termination Date.  The Borrowers may prepay Loans at any time, and reborrow subject to the terms of this Agreement.  In addition, and without limiting the generality of the foregoing, upon demand the Borrowers shall pay to the Agent, for account of the Lenders, the amount, without duplication, by which the Aggregate Revolver Outstandings exceeds the lesser of the Borrowing Base or the Maximum Revolver Amount.

3.2                                 Reduction of Commitments; Termination of Facility.

(a)                                  The Borrowers may permanently reduce the Commitments upon at least ten (10) Business Days’ prior written notice to the Agent and the Lenders; provided that each reduction shall be in the minimum amount of $5,000,000 and integral multiples of $5,000,000 in excess thereof, and the Commitments may not be reduced to an amount less than $55,000,000.  The reduction of the Commitments shall be effective only upon payment of a fee in the amount of 2% of the amount by which the Commitments are reduced, if such reduction occurs on or prior to the first Anniversary Date and 1% of such amount if such reduction occurs after the first Anniversary Date but on or prior to the second Anniversary Date.  No fee shall be payable in connection with any such reduction after the second Anniversary Date.  All reductions pursuant to this Section 3.2(a) shall reduce the Commitment of each Lender ratably.

(b)                                 The Borrowers may terminate this Agreement upon at least ten (10) Business Days’ prior written notice to the Agent and the Lenders, upon (i) the payment in full of all outstanding Loans, together with accrued interest thereon, and the cancellation and return of all outstanding Letters of Credit, (ii) the payment of the early termination fee, if any, set forth below, (iii) the payment in full in cash of all reimbursable expenses and other Obligations, and (iv) with respect to any LIBOR Rate Loans prepaid, payment of the amounts due under Section 4.4, if any.  If this Agreement is terminated at any time prior to the second anniversary of the Closing Date, whether pursuant to this Section or pursuant to Section 9.2, the Borrower shall pay to the Agent, for the account of the Lenders, an early termination fee determined in accordance with the following table:

Period during which early termination occurs	Early Termination Fee
On or prior to the first Anniversary Date	2% of the Maximum Revolver Amount

After the first Anniversary Date but on or prior to the second Anniversary Date	1% of the Maximum Revolver Amount

No early termination fee shall be required for any termination of this Agreement after the second Anniversary Date.  Notwithstanding the foregoing, if the Borrowers refinance the Loans with a credit facility provided by another lending department of Bank, the early termination fee will not apply.

3.3                                 [Intentionally deleted]

3.4                                 [Intentionally deleted]

3.5                                 LIBOR Rate Loan Prepayments.  In connection with any prepayment of any LIBOR Rate Loans prior to the expiration date of the Interest Period applicable thereto, the Borrowers shall pay to the Lenders the amounts described in Section 4.4.

3.6                                 Payments by the Borrowers.

(a)                                  All payments to be made by the Borrowers shall be made without set-off, recoupment or counterclaim.  Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Agent for the account of the Lenders, at the account designated by the Agent and shall be made in Dollars and in immediately available funds, no later than 12:00 noon (California time) on the date specified herein.  Any payment received by the Agent after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.

(b)                                 Subject to the provisions set forth in the definition of “Interest Period”, whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

3.7                                 Payments as Loans.  At the election of Agent, all payments of principal, interest, reimbursement obligations in connection with Letters of Credit and Credit Support for Letters of Credit, fees, premiums, reimbursable expenses and other sums payable hereunder, may be paid from the proceeds of Loans made hereunder.  The Borrowers hereby irrevocably authorize the Agent to charge the Loan Account for the purpose of paying all amounts from time to time then due hereunder and agrees that all such amounts charged shall constitute Loans (including Non-Ratable Loans and Agent Advances).

3.8                                 Apportionment, Application and Reversal of Payments.  Principal and interest payments shall be apportioned ratably among the Lenders (according to each Lender’s Pro Rata Share) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable solely to Agent and the Letter of Credit Issuer and except as provided in Section 11.1(b).  All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements, then due to the Agent from the Borrowers; second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers; third, to pay interest due in respect of all Loans, including Non-Ratable Loans and Agent Advances; fourth, to pay or prepay principal of the Non-Ratable Loans and Agent Advances; fifth, to pay or prepay principal of the Loans (other than Non-Ratable Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit; sixth, to pay an amount to Agent equal to all outstanding Letter of Credit Obligations to be held as cash collateral for such Obligations; and seventh, to the payment of any other Obligation, including any amounts relating to any Bank Products, due to the Agent or any Lender by the Borrowers.  Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrowers, or unless an Event of Default has occurred and is continuing, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Rate Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans and, in any event, the Borrowers shall pay LIBOR breakage losses in accordance with Section 4.4, if any.  The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

3.9                                 Indemnity for Returned Payments.  If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent, any Lender, the Bank or any Affiliate of the Bank is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender and the Borrowers shall be liable to pay to the Agent and the Lenders, and hereby does indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for the amount of such payment or proceeds surrendered.  The provisions of this Section 3.9 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent’s and the Lenders’ rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable.  The provisions of this Section 3.9 shall survive the termination of this Agreement.

3.10                           Agent’s and Lenders’ Books and Records; Monthly Statements.  The Agent shall record the principal amount of the Loans owing to each Lender, the undrawn face amount of all outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books.  In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender’s Loans in its books and records.  Failure by Agent or any Lender to make such notation shall not affect the obligations of the Borrowers with respect to the Loans or the Letters of Credit.  The Borrowers agree that the Agent’s and each Lender’s books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument.  The Agent will provide to the Borrowers a monthly statement of Loans, payments, and other transactions pursuant to this Agreement.  Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section 3.8 and corrections of errors discovered by the Agent), unless the Borrower notifies the Agent in writing to the contrary within thirty (30) days after such statement is rendered.  In the event a timely written notice of objections is given by the Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.

ARTICLE 4
TAXES, YIELD PROTECTION AND ILLEGALITY

4.1                                 Taxes.

(a)                                  Except as provided in Section 4.1(c), any and all payments by the Borrowers to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes.  In addition, the Borrowers shall pay all Other Taxes.

(b)                                 The Borrowers agree to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.1(b)) paid by any Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses, except to the extent that such penalties, interest, additions to tax and expenses result solely from the negligence of the indemnified Person) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted, other than Taxes or Other Taxes that are in effect and would apply as of the date that (i) such Lender or the Agent, as the case may be, becomes a party to this Agreement or (ii) such Lender designates a new lending office (other than as a result of changing its lending office or taking any of the other actions pursuant to Section 4.1(e)).  Payment under this indemnification shall be made within 30 days after the date such Lender or the Agent makes written demand therefor.

(c)                                  If the Borrowers shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent (other than Taxes or Other Taxes that are in effect and would apply as of the date that

(i) such Lender or the Agent, as the case may be, becomes a party to this Agreement or (ii) such Lender designates a new lending office (other than as a result of changing its lending office or taking any of the other actions pursuant to Section 4.1(e)), then:

(i)                                     the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

(ii)                                  the Borrowers shall make such deductions and withholdings; and

(iii)                               the Borrowers shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

(d)                                 Within 30 days after the Agent’s request the Borrowers shall furnish the Agent the original or a certified copy of a receipt evidencing payment by the Borrowers of Taxes or Other Taxes, or other evidence of payment satisfactory to the Agent.

(e)                                  If the Borrowers are required to pay additional amounts to any Lender or the Agent pursuant to Section 4.1, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrowers which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

(f)                                    If the Agent or any Lender receives payment from the Borrowers for Taxes or Other Taxes for which indemnification has been demanded pursuant to this Section 4.1, then the Agent or such Lender, as the case may be, shall use reasonable efforts to cooperate with the Borrower (but shall have no obligation to disclose any confidential information, unless arrangements satisfactory to the relevant Lender or Agent have been made to preserve the confidential nature of such information) in seeking a refund of such payment at Borrower’s expense and provided that the Borrower has determined in good faith that a reasonable basis exists for contesting such Tax or Other Tax (it being understood that no Lender nor Agent shall have any obligation to contest, or any responsibility for contesting, any Tax or Other Tax or seeking any refund and shall have no obligation to modify their tax planning or reporting of any computations in respect thereof).  If any portion of such challenged Tax or Other Tax is unpaid at the time of such request, the Borrower shall pay all such Taxes or Other Taxes prior to commencing any such challenge.  If the Agent or a Lender irrevocably receives a final refund from any Governmental Authority expressly identified as a payment in respect of Taxes or Other Taxes paid by the Borrowers, the Agent or such Lender will pay to the Borrowers or credit against the Obligations the portion of such refund equal to the extent to which the Agent or such Lender, as the case may be, has received indemnity payments or additional amounts pursuant to Section 4.1, net of all out-of-pocket expenses incurred in obtaining such refund and without interest (other than the portion of any interest paid by the relevant Governmental Authority and expressly identified as a payment of interest with respect to such refund and allocable to such portion representing the amount payable to the Borrower hereunder) to the extent, in each case, payment has been made in full as and when required pursuant to Section 4.1.

(g)                                 Notwithstanding anything contained in this Section 4.1, the Agent and any Lender shall not be entitled to any indemnification or additional amounts under this Section 4.1 for Taxes or Other Taxes if the imposition of such Taxes or Other Taxes results solely from a failure by the Agent or such Lender, as the case may be, to comply with its obligations under Section 12.10.

4.2                                 Illegality.

(a)                                  If any Lender determines in good faith that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by that Lender to the Borrower through the Agent, any obligation of that Lender to make LIBOR Rate Loans shall be suspended until that Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

(b)                                 If a Lender determines in good faith that it is unlawful to maintain any LIBOR Rate Loan, the Borrowers shall, upon receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 4.4, if any, either on the last day of the Interest Period thereof, if that Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if that Lender may not lawfully continue to maintain such LIBOR Rate Loans.  If the Borrowers is required to so prepay any LIBOR Rate Loans, then concurrently with such prepayment, the Borrowers shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

4.3                                 Increased Costs and Reduction of Return.

(a)                                  If any Lender determines in good faith that due to either (i) the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost (other than in each case Taxes or Other Taxes, which shall be governed by Section 4.1, or taxes imposed or measured by such Lender’s net income) to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

(b)                                 If any Lender shall have determined in good faith that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy

Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation or other entity controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender’s or such corporation’s or other entity’s policies with respect to capital adequacy and such Lender’s desired return on capital) determines in good faith that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrower through the Agent, the Borrowers shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

4.4                                 Funding Losses.  The Borrowers shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

(a)                                  the failure of the Borrowers to make on a timely basis any payment of principal of any LIBOR Rate Loan;

(b)                                 the failure of the Borrowers to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Continuation/Conversion; or

(c)                                  the prepayment or other payment (including after acceleration thereof) of any LIBOR Rate Loans on a day that is not the last day of the relevant Interest Period;

including any such loss of anticipated profit and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.  Borrowers shall also pay any customary administrative fees charged by any Lender in connection with the foregoing.

4.5                                 Inability to Determine Rates.  If the Agent determines in good faith that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify the Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing.  Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Continuation/Conversion then submitted by it.  If the Borrower does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

4.6                                 Replacement of Affected Lender.  If the Borrowers, as a result of the requirements of either Section 4.1 or 4.3, shall be required to pay any particular Lender the additional amounts referred to in such Section, which costs are not imposed by the other Lenders, or if a Lender is unable to make or maintain LIBOR Rate Loans and gives a notice of such pursuant to Section 4.2 (each Lender so affected by the circumstances described in Section 4.1, 4.2 or 4.3 an “Affected Lender”), then the Borrowers shall be entitled to find a replacement Lender reasonably acceptable to the Agent, and to replace the Affected Lender within 180 days after the Affected Lender makes a demand for payment of such additional amounts or gives a notice under Section 4.2.  The Affected Lender and the replacement Lender shall execute an Assignment and Acceptance with respect to all of the Affected Lender’s Commitments and all loans owing to the Affected Lender and comply with the requirements of Article 11.  Upon the payment by the replacement Lender to the Affected Lender of the then outstanding principal amount of Loans owing to the Affected Lender, together with accrued interest thereon, and the payment by the Borrowers to the Affected Lender of any compensation required by Section 4.1 or 4.3 and to the Agent of the processing fee required by Section 11.2, the replacement Lender shall succeed to all of the Affected Lender’s rights and obligations under this Agreement and the other Loan Documents.

4.7                                 Certificates of Agent.  If any Lender claims reimbursement or compensation under this Article 4, Agent shall determine the amount thereof and shall deliver to the Borrower (with a copy to the affected Lender) a certificate setting forth in reasonable detail the amount payable to the affected Lender, and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

4.8                                 Survival.  The agreements and obligations of the Borrowers in this Article 4 shall survive the payment of all other Obligations.

ARTICLE 5

BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

5.1                                 Books and Records.  The Borrower shall maintain and cause each of its Subsidiaries to maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a).  The Borrower shall, and shall cause each of its Subsidiaries to, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP.  The Borrower shall maintain and cause each of its Subsidiaries to maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

5.2                                 Financial Information.  The Borrower shall promptly furnish to each Lender, all such financial information as the Agent shall reasonably request. Without limiting the foregoing, the Borrower will furnish to the Agent, in sufficient copies for distribution by the Agent to each Lender, in such detail as the Agent or the Lenders shall reasonably request, the following:

(a)                                  As soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year, consolidated audited and consolidating unaudited balance sheets, and income statements, cash flow statements and changes in stockholders’ equity for Holdings and its Subsidiaries, and for Feeders, for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of Holdings and its consolidated Subsidiaries, and of Feeders, as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP.  Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified in any respect of Deloitte & Touche or other independent certified public accountants selected by the Borrower and reasonably satisfactory to the Agent.  The Borrower, simultaneously with retaining such independent public accountants to conduct such annual audit, shall send a letter to such accountants, with a copy to the Agent and the Lenders, notifying such accountants that one of the primary purposes for retaining such accountants’ services and having audited financial statements prepared by them is for use by the Agent and the Lenders.  The Borrower hereby authorizes the Agent to communicate directly with its certified public accountants (provided that the Borrower is given reasonable prior notice of, and an opportunity to participate in, any such communication) and, by this provision, authorizes those accountants to disclose to the Agent any and all financial statements and other supporting financial documents and schedules relating to Holdings and its Subsidiaries and Feeders and to discuss directly with the Agent the finances and affairs of Holdings and its Subsidiaries and Feeders.

(b)                                 As soon as available, but in any event not later than thirty (30) days after the end of each month, consolidated and consolidating unaudited balance sheets of Holdings and its consolidated Subsidiaries, and of Feeders, as at the end of such month, and consolidated and consolidating unaudited income statements and cash flow statements for Holdings and its consolidated Subsidiaries, and of Feeders, for such month and for the period from the beginning of the then-current Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operations of Holdings and its consolidated Subsidiaries and Feeders as at the date thereof and for such periods, and, in each case, in comparable form, figures for the corresponding period in the prior Fiscal Year and (with respect to Borrower and its Subsidiaries) in the Borrower’s budget, and prepared in accordance with GAAP (other than the lack of footnote disclosure) applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a).  The Borrower shall certify by a certificate signed by a Responsible Officer that all such statements have been prepared in accordance with GAAP (other than the lack of footnote disclosure) and present fairly the financial position of Holdings and its Subsidiaries and Feeders as at the dates thereof and its results of operations for the periods then ended, subject to normal year-end audit adjustments.

(c)                                  With each of the annual audited Financial Statements delivered pursuant to Section 5.2(a), and within thirty (30) days after the end of each month, a certificate of a Responsible Officer of the Borrower setting forth in reasonable detail the calculations required to establish that the Borrower was in compliance with the covenants set forth in Sections 7.22 and 7.23 as at the end of such period.  Within thirty (30) days after the end of each month, a certificate of a Responsible Officer of the Borrower stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of Holdings and its Subsidiaries contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date, (B) the Borrower is, at the date of such certificate, in compliance in all material respects with all of its respective covenants and agreements in this Agreement and the other Loan Documents, (C) no Default or Event of Default then exists or existed during the period covered by the Financial Statements for such month, (D) describing and analyzing in reasonable detail all material trends, changes, and developments in each and all Financial Statements; and (E) explaining the material variances of the figures in the corresponding budgets and prior Fiscal Year financial statements.  If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Borrower has taken or proposes to take with respect thereto.

(d)                                 No sooner than sixty (60) days and not less than thirty (30) days prior to the beginning of each Fiscal Year, annual forecasts (to include forecasted consolidated and consolidating balance sheets, income statements and cash flow statements) for the Borrower and its Subsidiaries as at the end of and for each month of such Fiscal Year.

(e)                                  [intentionally omitted]

(f)                                    Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by Holdings or any of its Subsidiaries with the Securities and Exchange Commission under the Exchange Act, and all reports, notices, or statements sent or received by Holdings or any of its Subsidiaries to or from the holders of any equity interests of Holdings (in their capacities as shareholders) (other than routine non-material correspondence sent by shareholders of Holdings to the Borrower) or any such Subsidiary or of any Debt of Holdings or any of its Subsidiaries registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

(g)                                 As soon as available, but in any event not later than 15 days after Holdings’ or the Borrower’s receipt thereof, a copy of all management reports and management letters prepared for Holdings’ or the Borrower by any independent certified public accountants.

(h)                                 Promptly after their preparation, copies of any and all proxy statements and financial statements which Holdings or the Borrower makes available to its shareholders.

(i)                                     If requested by the Agent, promptly after filing with the IRS, a copy of each tax return filed by Holdings or the Borrower or by any of its Subsidiaries.

(j)                                     As soon as available, but in any event on or before Tuesday of each week for the preceding week, and on or before the 20th day of each month for the preceding month, a Borrowing Base Certificate and supporting information in accordance with Section 9 of the Security Agreement.   Borrowers may submit Borrowing Base Certificates more frequently.

(k)                                  Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of Holdings,  the Borrower or any Subsidiary.

5.3                                 Notices to the Lenders.  The Borrower shall notify the Agent and the Lenders in writing of the following matters at the following times:

(a)                                  Immediately after becoming aware of any Default or Event of Default;

(b)                                 Immediately after becoming aware of the assertion by the holder of any Capital Stock of Holdings or the Borrower or of any Subsidiary or the holder of any Debt of Holdings or the Borrower or any Subsidiary in a face amount in excess of $250,000 that a default exists with respect thereto or that Holdings or the Borrower or such Subsidiary is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance;

(c)                                  Immediately after becoming aware of any event or circumstance which could reasonably be expected to have a Material Adverse Effect;

(d)                                 Immediately after becoming aware of any pending or threatened action, suit, or proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, which could reasonably be expected to have a Material Adverse Effect or of any notice from or to any Pharmaceutical Regulatory Agency of any actual or asserted violation in any material respect of any Requirement of Law;

(e)                                  Immediately after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Borrower or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect;

(f)                                    Immediately after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting Holdings,  the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect;

(g)                                 Immediately after receipt of any notice of (i) any violation by Holdings, the Borrower or any of its Subsidiaries of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or (ii) that any Governmental Authority has asserted in writing that Holdings, the Borrower or any Subsidiary is not in compliance with any Environmental Law or is investigating the Borrower’s or such Subsidiary’s compliance therewith unless such failure to comply or the result of such investigation could not reasonably be expected to have a Material Adverse Effect;

(h)                                 Immediately after receipt of any written notice that Holdings, the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that Holdings, the Borrower or any Subsidiary is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $500,000;

(i)                                     Immediately after receipt of any written notice of the imposition of any Environmental Lien against any property of Holdings, the Borrower or any of its Subsidiaries;

(j)                                     Any change in the name, state of organization, locations of Collateral, or form of organization, trade names under which the Borrower or any of its Subsidiaries will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto;

(k)                                  Within ten (10) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know, that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto;

(l)                                     Upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, within ten (10) Business Days after the filing thereof with the PBGC, the DOL or the IRS, as applicable, copies of the following:  (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL or the IRS with respect to any Pension Plan and all communications received by the Borrower or any ERISA Affiliate from the PBGC, the DOL or the IRS with respect to such request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL or the IRS, with respect to each Plan by either the Borrower or any ERISA Affiliate;

(m)                               Upon request, copies of each actuarial report for any Pension Plan or Multi-employer Plan and annual report for any Multi-employer Plan (to the extent such Multi-employer Plan documents are reasonably available to the Borrower); and within ten (10) Business Days after receipt thereof by the Borrower or any ERISA Affiliate, copies of the following:  (i) any notices of the PBGC’s intention to terminate a Pension Plan or to have a trustee appointed to administer such Pension Plan; (ii) any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability;

(n)                                 Within ten (10) Business Days after the occurrence thereof: (i) any changes in the benefits of any existing Pension Plan which increase the annual costs of Holdings or any of its Subsidiaries with respect thereto by an amount in excess of $500,000 or the establishment of any new Pension Plan or the commencement of contributions to any Pension Plan to which the Borrower or any ERISA Affiliate was not previously contributing; (ii)  any changes in the benefits of any existing Plan (other than a Pension Plan) or the establishment of any new Plan (other than a Pension Plan) or the commencement of contributions to any Plan (other than a Pension Plan) to which the Borrower or any ERISA Affiliate was not previously contributing, which in each event increase the annual costs of Holdings or any of its Subsidiaries with respect thereto by an amount in excess of $500,000, or (iii) any failure by the Borrower or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; or

(o)                                 Within ten (10) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that any of the following events has occurred or could reasonably be expected to occur:  (i) a Multi-employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan.

Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the Borrower, its Subsidiary, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

ARTICLE 6

GENERAL WARRANTIES AND REPRESENTATIONS

The Borrower warrants and represents to the Agent and the Lenders that except as hereafter disclosed to and accepted by the Agent and the Required Lenders in writing, both before and  after giving effect to the Recapitalization (as to the Borrower and its Subsidiaries) and, as to Holdings, after the consummation of the Recapitalization:

6.1                                 Authorization, Validity, and Enforceability of this Agreement, the Loan Documents and the Transaction Documents.  The Borrower has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents and the Transaction Documents to which it is a party, to incur the Obligations, and to grant to the Agent Liens upon and security interests in the Collateral and to effect the Recapitalization.  The Borrower has taken all necessary action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement, the other Loan Documents and the Transaction Documents to which it is a party.  This Agreement, the other Loan Documents, and the Transaction Documents to which it is a party have been duly executed and delivered by the Borrower, and constitute the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms.  The execution, delivery, and performance of this Agreement, the other Loan Documents and the Transaction Documents to which it is a party do not and will not, in any material respect, conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of the Borrower or any of its Subsidiaries, by reason of the terms of (a) any contract, mortgage, lease, agreement, indenture, or instrument to which any of them  is a party or which is binding upon it, except as described on Schedule 6.1 (b) any Requirement of Law applicable to the Borrower or any of its Subsidiaries, or (c) the certificate or articles of incorporation or by-laws or the limited liability company or limited partnership agreement of the Borrower or any of its Subsidiaries.

6.2                                 Validity and Priority of Security Interest.  The provisions of this Agreement, the Mortgage(s), and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral, except for those Liens identified in clauses (c), (d), (e) and (h) of the definition of Permitted Liens securing all the Obligations, and enforceable against the Borrower, its Subsidiaries and all third parties; provided that, as to Liens in Proprietary Rights, if and to the extent that such Liens are capable, as a matter of law, of being perfected, such Liens shall be perfected when (i) the Patent and Trademark Security Agreements have been filed with the United States Patent and Trademark Office or appropriate financing statements have been filed and (ii) the Copyright Security Agreement has been filed with the United States Copyright Office.

6.3                                 Organization and Qualification.  The Borrower (a) is duly organized or incorporated and validly existing in good standing under the laws of the state of its organization or incorporation, (b) is qualified to do business and is in good standing in the jurisdictions set forth on Schedule 6.3 which are the only jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business, except such jurisdictions where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect and (c) has all requisite power and authority to conduct its business and to own its property .

6.4                                 Corporate Name; Prior Transactions.  The Borrower has not, during the past five (5) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

6.5                                 Subsidiaries and Affiliates.  Schedule 6.5 is a correct and complete list of the name and relationship to the Borrower of each and all of the Borrower’s Subsidiaries and other Affiliates.  Each Subsidiary is (a) duly incorporated or organized and validly existing in good standing under the laws of its state of incorporation or organization set forth on Schedule 6.5, and (b) qualified to do business and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a material adverse effect on any such Subsidiary’s business, operations, prospects, property, or condition (financial or otherwise) and (c) has all requisite power and authority to conduct its business and own its property.

6.6                                 Financial Statements and Projections.

(a)                                  The Borrower has delivered to the Agent and the Lenders the audited balance sheet and related statements of income and cash flows for the Borrower and its consolidated Subsidiaries and for Feeders, in each case as of September 30, 2001 and September 30, 2000, and for the Fiscal Years then ended, accompanied by the report thereon of Deloitte & Touche.  The Borrower has also delivered to the Agent and the Lenders the unaudited balance sheet and related statements of income for the Borrower and its consolidated Subsidiaries and for Feeders as of May 31, 2002.  Such unaudited financial statements are attached hereto as Exhibit C.  All such financial statements have been prepared in accordance with GAAP and present accurately and fairly in all material respects the financial position of the Borrower and its consolidated Subsidiaries and Feeders, as applicable, as at the dates thereof and their results of operations for the periods then ended, subject in the case of the unaudited statements to the lack of footnote disclosures and changes resulting from normal year-end audit adjustments.

(b)                                 The Latest Projections when submitted to the Lenders as required herein (and the Latest Projections as of June 2002, are attached hereto as Exhibit H) represent the Borrower’s best estimate of the future financial performance of the Borrower and its consolidated Subsidiaries for the periods set forth therein.  The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Borrower believes are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lenders.

(c)                                  The pro forma balance sheet of the Borrower as at June 14, 2002, attached hereto as Exhibit C, presents fairly, in all material respects, and accurately the Borrower’s financial condition as at such date after giving effect to the Recapitalization as if it had occurred on such date and the Closing Date had been such date, and has been prepared in accordance with GAAP.

6.7                                 Capitalization.  As of the Closing Date, the Borrower’s authorized capital stock consists of 5,000,000 shares of common stock, par value $1.00 per share, of which 1,000,000 shares are validly issued and outstanding immediately prior to the Recapitalization and are fully paid and non-assessable.  Immediately prior to the Recapitalization, all such shares are owned beneficially and of record by ABC.  Following the Recapitalization, all shares of the Borrower are owned beneficially and of record by Holdings.

6.8                                 Solvency.  The Borrower is Solvent prior to and after giving effect to the Borrowings to be made on the Closing Date and the issuance of the Letters of Credit to be issued on the Closing Date and the Recapitalization, and each of the Borrower, each Subsidiary Borrower and each other Loan Party shall, upon the incurrence of any Obligations by such Loan Party, be Solvent.

6.9                                 Debt.  After giving effect to the making of the Loans to be made on the Closing Date and the consummation of the transactions under the Recapitalization Agreement, as of the Closing Date, Holdings and its Subsidiaries have no Debt, except (a) the Obligations, and (b) Debt described on Schedule 6.9.

6.10                           Distributions.  Since the Closing Date, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of the Borrower or any of its Subsidiaries except as expressly permitted under Section 7.10.

6.11                           Real Estate; Leases.  Schedule 6.11 sets forth, as of the Closing Date, a correct and complete list of all Real Estate owned by the Borrower and all Real Estate owned by any of its Subsidiaries, all leases and subleases of real or personal property held by the Borrower as lessee or sublessee, and all leases and subleases of real or personal property held by the Borrower or any of its Subsidiaries as lessor, or sublessor.  Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and, to the best of the Borrower’s knowledge, no default by any party to any such lease or sublease exists.  The Borrower or its Subsidiary has good and marketable title in fee simple to the Real Estate identified on Schedule 6.11 as owned by it, or valid leasehold interests in all Real Estate designated therein as “leased” by the Borrower and its Subsidiaries have good, indefeasible, and merchantable title to all of the other property reflected on the most recent Financial Statements delivered to the Agent and the Lenders, except as disposed of in the ordinary course of business since the date thereof or as otherwise disposed of in accordance with this Agreement, free of all Liens except Permitted Liens.

6.12                           Proprietary Rights.  Schedule 6.12 sets forth a correct and complete list of all patents, patent applications, copyright registrations and registration applications, trademark and service mark registrations and applications for registrations, and material unregistered trademarks and service marks, in each case of the Borrower and its Subsidiaries.  None of the Proprietary Rights of the Borrower and its Subsidiaries is subject to any licensing agreement or similar arrangement (other than implied licenses granted in connection with the sale of goods) except as set forth on Schedule 6.12.  To the best of the Borrower’s knowledge, none of the Proprietary Rights of the Borrower and its Subsidiaries infringes on or otherwise conflicts with any other Person’s Proprietary Rights, and no other Person’s property infringes on or conflicts with the Proprietary Rights of the Borrower and its Subsidiaries.  The Proprietary Rights described on Schedule 6.12 constitute all of the property of such type reasonably necessary to the current and anticipated future conduct of the business of the Borrower and its Subsidiaries.

6.13                           Trade Names.  All trade names under which the Borrower or any of its Subsidiaries will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 6.13.

6.14                           Litigation.  Except as set forth on Schedule 6.14, there is no pending, or to the best of the Borrower’s knowledge threatened, action, suit, proceeding, or counterclaim by any Person, or to the best of the Borrower’s knowledge, investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to have a Material Adverse Effect.

6.15                           Labor Disputes.  Except as set forth on Schedule 6.15, as of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of the Borrower or any of its Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Borrower or any of its Subsidiaries or for any similar purpose, and (d) there is no pending or (to the best of the Borrower’s knowledge) threatened, strike, material work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Borrower or its Subsidiaries or their employees.

6.16                           Environmental Laws.  Except as otherwise disclosed on Schedule 6.16:

(a)                                  The Borrower and its Subsidiaries have complied in all material respects with all Environmental Laws, and neither the Borrower nor any Subsidiary nor any of its presently owned real property or presently conducted operations, nor its previously owned real property or prior operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) failure to comply in any material respect with any Environmental Law or (ii) any potential liabilities and costs in a material amount or material remedial action arising from the Release or threatened Release of a Contaminant.

(b)                                 The Borrower and its Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and the Borrower and its Subsidiaries are in compliance in all material respects with the terms and conditions of such permits.

(c)                                  Neither the Borrower nor any of its Subsidiaries, nor, to the best of the Borrower’s knowledge, any of its predecessors in interest, has in violation in any material respect of applicable law stored, treated or disposed of any hazardous waste.

(d)                                 Neither the Borrower nor any of its Subsidiaries has received any summons, complaint, order or similar written notice indicating that it is not currently in compliance in any material respect with, or that any Governmental Authority is investigating its failure to comply in any material respect with, any Environmental Laws or that it is or may be liable to any other Person in any material amount as a result of a Release or threatened Release of a Contaminant.

(e)                                  To the best of the Borrower’s knowledge, none of the present or past operations of the Borrower and its Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any material remedial action is needed to respond to a Release or threatened Release of a Contaminant.

(f)                                    There is not now, nor to the best of the Borrower’s knowledge has there ever been on or in the Real Estate:

(1)                                  any underground storage tanks or surface impoundments,

(2)                                  any asbestos-containing material, or

(3)                                  any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment.

(g)                                 Neither the Borrower nor any of its Subsidiaries has filed any notice under any requirement of Environmental Law reporting an accidental and unpermitted Release or discharge of a Contaminant into the environment.

(h)                                 Neither the Borrower nor any of its Subsidiaries has entered into any negotiations or settlement agreements with any Person (including the prior owner of its property) imposing material obligations or liabilities on the Borrower or any of its Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

(i)                                     None of the products manufactured, distributed or sold by the Borrower or any of its Subsidiaries contain asbestos containing material.

(j)                                     No Environmental Lien has attached to the Real Estate.

6.17                           No Violation of Law; Licenses.  Neither the Borrower nor any of its Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.  The Borrower and its Subsidiaries have all licenses, permits and authorizations necessary to the conduct of business including from all Pharmaceutical Regulatory Agencies, and are in compliance in all material respects with such licenses.

6.18                           No Default.  Neither the Borrower nor any of its Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which the Borrower or such Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

6.19                           ERISA Compliance.  Except as specifically disclosed in Schedule 6.19:

(a)                                  Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable federal or state law.  Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS (or has applied for a favorable determination letter within the applicable remedial amendment period) and, to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification.  The Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code which could result in a liability in an aggregate amount in excess of $500,000, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan which could result in a liability in an aggregate amount in excess of $500,000.

(b)                                 There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.  To the best of the Borrower’s knowledge, there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)                                  (i)  No ERISA Event has occurred or is reasonably expected to occur which will result in liability of Holdings, the Borrower or any of its Subsidiaries under Title IV of ERISA to any Pension Plan, Multi-employer Plan or the PBGC in an aggregate amount in excess of $500,000; (ii) no Pension Plan has any material Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA) in an aggregate amount in excess of $500,000; (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan in an aggregate amount in excess of $500,000; and (v) neither the Borrower nor any ERISA Affiliate has incurred or reasonably expects to incur any liability under Section 4069 or 4212(c) of ERISA in an aggregate amount in excess of $500,000.

6.20                           Taxes.  The Borrower and its Subsidiaries have filed all federal and other material tax returns and reports required to be filed, and have paid all federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable unless such unpaid taxes and assessments would not constitute or result in a Lien upon any Collateral or, if so, such Lien would constitute a Permitted Lien.

6.21                           Regulated Entities.  None of Holdings, the Borrower, any Person controlling the Borrower, or any Subsidiary, is an “Investment Company” within the meaning of the Investment Company Act of 1940.  The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

6.22                           Use of Proceeds; Margin Regulations.  The proceeds of the Loans made on the Closing Date are to be used to refinance existing Debt, to redeem shares of the Borrower in connection with the Recapitalization and to pay costs and expenses incurred in connection with the Transactions.  All proceeds of the Loans made thereafter are to be used solely for working capital purposes and other corporate purposes permitted under this Agreement, including Permitted Acquisitions.  Neither the Borrower nor any Subsidiary is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

6.23                           Copyrights, Patents, Trademarks and Licenses, etc.  The Borrower and each of its Subsidiaries owns, or is licensed or otherwise has the right to use, all of the Proprietary Rights that are reasonably necessary for the operation of their respective businesses, without any known conflict with the rights of any other Person.  To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, product part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon, or is a misappropriation of, any Proprietary Rights held by any other Person.  No claim or litigation regarding any of the foregoing is presently pending or, to the best knowledge of Borrower, without any independent investigation, threatened, and to the best knowledge of Borrower, without any independent investigation, (i) no patent, invention (whether or not patentable), or application for registration of any Proprietary Right, and (ii) no statute, law, rule, regulation, standard or code, is pending or proposed, which in either case could reasonably be expected to have a Material Adverse Effect.

6.24                           No Material Adverse Change.  No Material Adverse Effect has occurred since the latest date of the Financial Statements delivered to the Lenders.

6.25                           Full Disclosure.  None of the representations or warranties made by Holdings, Borrower or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of Holdings, the Borrower or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of Holdings or the Borrower to the Agent or Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

6.26                           Material Agreements.  Schedule 6.26 hereto sets forth as of the Closing Date all material agreements and contracts to which the Borrower or any of its Subsidiaries is a party or is bound as of the date hereof.

6.27                           Bank Accounts.  Schedule 6.27 contains as of the Closing Date a complete and accurate list of all bank accounts maintained by the Borrower with any bank or other financial institution.  Each of such accounts is held solely in the name of the Borrower, and ABC has no interest in such accounts or the funds therein.

6.28                           Governmental Authorization.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower or any of its Subsidiaries of this Agreement or any other Loan Document or Transaction Document other than those approvals, consents, exemptions, authorizations, notices or filings which the failure to obtain, make or do could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.29                           Holdings.  Holdings has the power and authority to execute, deliver and perform the Loan Documents and Transaction Documents to which it is a party, to grant  to the Agent Liens upon and security interests in the Collateral and to effect the Recapitalization.  Holdings has taken all necessary action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery  and performance of the Loan Documents and Transaction Documents to which it is a party.  The Loan Documents and Transaction Documents to which Holdings is a party are its legal, valid and binding obligations, enforceable against it in accordance with their terms.  Holdings (a) is duly incorporated and validly existing and in good standing under the laws of its jurisdiction of incorporation, and ( b) has all requisite power and authority to conduct its business and to own its property.  Prior to June 18, 2002, Holdings owned no assets and conducted no business.  On and after the Closing Date, the sole asset of Holdings is the Capital Stock of the Borrower and it will conduct no business operations and incur no Debt (other than the Obligations).

6.30                           Representations and Warranties in the Recapitalization Agreement.  As of the Closing Date, each of the representations and warranties of Holdings and, to the best of the

Borrower’s knowledge, the Borrower and ABC contained in the Recapitalization Agreement is true and correct in all material respects, and is incorporated herein by reference.

6.31                           Morgue Inventory.   Schedule 6.31 describes the Borrower’s policies as of the Closing Date for the designation of Morgue Inventory.

ARTICLE 7

AFFIRMATIVE AND NEGATIVE COVENANTS

The Borrower covenants to the Agent and each Lender that so long as any of the Obligations remain outstanding (other than contingent indemnification obligations as to which no claim has been made) or this Agreement is in effect:

7.1                                 Taxes and Other Obligations.  The Borrower shall, and shall cause each of its Subsidiaries to, (a) file when due all federal and other material tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, so long as the Borrower has notified the Agent in writing with respect to claims in excess of $50,000, neither the Borrower nor any of its Subsidiaries need pay any amount with respect to any of the foregoing claims (regardless of the amount asserted) (i) that it is contesting in good faith by appropriate proceedings diligently pursued, (ii) as to which the Borrower or its Subsidiary, as the case may be, has established proper reserves as required under GAAP, and (iii) with respect to which the nonpayment of which does not result in the imposition of a Lien (other than a Permitted Lien).

7.2                                 Legal Existence and Good Standing.  The Borrower shall, and shall cause each of its Subsidiaries to, maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.

7.3                                 Compliance with Law and Agreements; Maintenance of Licenses.  The Borrower shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act, all Environmental Laws and all laws, rules and regulations of Pharmaceutical Regulatory Agencies).  The Borrower shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date except where the failure to obtain and maintain such licenses, permits, franchises and governmental authorizations individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.  The Borrower shall not modify, amend or alter its certificate or articles of incorporation, or its limited liability company operating agreement or limited partnership agreement, as applicable, other than in a manner which does not adversely affect the rights of the Lenders or the Agent.

7.4                                 Maintenance of Property; Inspection of Property.

(a)                                  The Borrower shall, and shall cause each of its Subsidiaries to, maintain all of its property necessary in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

(b)                                 The Borrower shall permit representatives and independent contractors of the Agent (at the expense of the Borrower not to exceed four (4) times per year unless an Event of Default has occurred and is continuing) and any Lender (at its own expense) accompanying the Agent or its representatives or contractors, to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants, at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, when an Event of Default exists, the Agent or any Lender may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

7.5                                 Insurance.

(a)                                  The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers having a rating of at least A or better by Best Rating Guide, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption; public liability and third party property damage; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, as the Agent, in its discretion, or acting at the direction of the Required Lenders, shall specify, in amounts, and under policies acceptable to the Agent and the Required Lenders.  Without limiting the foregoing, in the event that any improved Real Estate covered by the Mortgages is determined to be located within an area that has been identified by the Director of the Federal Emergency Management Agency as a Special Flood Hazard Area (“SFHA”), the Borrower shall purchase and maintain flood insurance on the improved Real Estate and any Equipment and Inventory located on such Real Estate.  The amount of said flood insurance will be reasonably determined by the Agent, and shall, at a minimum, comply with applicable federal regulations as required by the Flood Disaster Protection Act of 1973, as amended.  The Borrower shall also maintain flood insurance for the Inventory and Equipment of the Borrower and its Subsidiaries which is, at any time, located in a SFHA.

(b)                                 The Borrower shall cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named as secured party or mortgagee and sole loss payee or additional insured, in a manner reasonably acceptable to the Agent.  Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days’

prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of the Borrower or any of its Subsidiaries or the owner of any Real Estate for purposes more hazardous than are permitted by such policy.  All premiums for such insurance shall be paid by the Borrower when due, and certificates of insurance and, if requested by the Agent or any Lender, photocopies of the policies, shall be delivered to the Agent, in each case in sufficient quantity for distribution by the Agent to each of the Lenders.  If the Borrower fails to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Required Lenders shall, do so from the proceeds of  Loans.

7.6                                 Insurance and Condemnation Proceeds.  The Borrower shall promptly notify the Agent of any loss, damage, or destruction to the Collateral in an amount greater than $100,000, whether or not covered by insurance.  The Agent is hereby authorized to collect all insurance and condemnation proceeds in respect of Collateral directly and to apply or remit them as follows:

(i)                                     With respect to insurance and condemnation proceeds relating to Collateral other than Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 3.8.

(ii)                                  With respect to insurance and condemnation proceeds relating to Collateral consisting of Fixed Assets, the Agent shall permit or require the Borrower to use such proceeds, or any part thereof, to replace, repair, restore or rebuild the relevant Fixed Assets in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction so long as (1) no Default or Event of Default has occurred and is continuing, (2) the aggregate proceeds do not exceed $500,000 and (3) the Borrower first (i) provides the Agent and the Required Lenders with plans and specifications for any such repair or restoration which shall be reasonably satisfactory to the Agent and the Required Lenders and (ii) demonstrates to the reasonable satisfaction of the Agent and the Required Lenders that the funds available to it will be sufficient to complete such project in the manner provided therein.  In all other circumstances, the Agent shall apply such insurance and condemnation proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 3.8.

7.7                                 Environmental Laws.

(a)                                  The Borrower shall, and shall cause each of its Subsidiaries to, conduct its business in compliance in all material respects with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant.  The Borrower shall, and shall cause each of its Subsidiaries to, take prompt and appropriate action to respond to any non-compliance in any material respect with Environmental Laws and shall regularly report to the Agent on such response.

(b)                                 Without limiting the generality of the foregoing, at the request of the Agent, the Borrower shall submit to the Agent and the Lenders annually, commencing on the first Anniversary Date, and on each Anniversary Date thereafter, an update of the status of each material environmental compliance or liability issue.  The Agent or any Lender may request copies of technical reports prepared by the Borrower and its communications with any Governmental Authority to determine whether the Borrower or any of its Subsidiaries is proceeding reasonably to correct, cure or contest in good faith any alleged material non-compliance or material environmental liability.  The Borrower shall, at the Agent’s or the Required Lenders’ reasonable request and at the Borrower’s expense, (i) retain an independent environmental engineer acceptable to the Agent  to evaluate the results of any such material non-compliance or liability, including tests of the site if appropriate, where the material non-compliance or alleged material non-compliance with Environmental Laws has occurred and prepare and deliver to the Agent, in sufficient quantity for distribution by the Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof, and (ii) provide to the Agent and the Lenders a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall increase in any material respect.

(c)                                  If the Borrower or any of its Subsidiaries has failed to comply with the requirements of Section 7.7(a) or (b) or if, in the judgment of the Agent or the Required Lenders, any failure to comply with Environmental Laws or the existence of any Environmental Claim could have a Material Adverse Effect or adversely affect the value of the Mortgaged Property, the Agent and its representatives will have the right at any reasonable time to enter and visit the Real Estate and any other place where any property of the Borrower is located for the purposes of evaluating the consequences of any of the foregoing, including, as appropriate, observing the Real Estate, taking and removing soil or groundwater samples, and conducting tests on any part of the Real Estate.  The Agent is under no duty, however, to visit or observe the Real Estate or to conduct tests, and any such acts by the Agent will be solely for the purposes of protecting the Agent’s Liens and preserving the Agent’s and the Lenders’ rights under the Loan Documents.  No site visit, observation or testing by the Agent and the Lenders will result in a waiver of any default of the Borrowers or impose any liability on the Agent or the Lenders.  In no event will any site visit, observation or testing by the Agent be a representation that hazardous substances are or are not present in, on or under the Real Estate, or that there has been or will be compliance with any Environmental Law.  Neither the Borrower nor any other Person is entitled to rely on any site visit, observation or testing by the Agent.  The Agent and the Lenders owe no duty of care to protect the Borrower or any other Person against, or to inform the Borrower or any other Person of, any hazardous substances or any other adverse condition affecting the Real Estate.  The Agent may in its discretion disclose to the Borrower or to any other Person if so required by law any report or findings made as a result of, or in connection with, any site visit, observation or testing by the Agent.  The Borrowers understands and agrees that the Agent makes no warranty or representation to the Borrowers or any other Person regarding the truth, accuracy or completeness of any such report or findings that may be disclosed.  The Borrowers also understand that depending on the results any site visit, observation or testing by the Agent and disclosed to the Borrowers, the Borrowers may have a legal obligation to notify one or more environmental agencies of the results, that such reporting requirements are site-specific, and are to be evaluated by the Borrowers without advice or assistance from the Agent.  In each instance, the Agent will give the Borrowers reasonable notice before entering the Real Estate or any other place the Agent is permitted to enter under this Section 7.7(c).  The Agent will make reasonable efforts to avoid interfering with the Borrower’s use of the Real Estate or any other property in exercising any rights provided hereunder.

7.8                                 Compliance with ERISA.  The Borrower shall, and shall cause each of its ERISA Affiliates to:  (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) not fail to make all required contributions to any Plan subject to Section 412 of the Code if such failure could result in a liability in an aggregate amount in excess of $500,000; (d) not engage in a prohibited transaction (as defined in Section 406 of ERISA and Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) or violation of the fiduciary responsibility rules with respect to any Plan that could result in liability in an aggregate amount in excess of $500,000; and (e) not engage in a transaction that could result in liability under Section 4069 or 4212(c) of ERISA in an aggregate amount in excess of $500,000.

7.9                                 Mergers, Consolidations or Sales.  Neither the Borrower nor any of its Subsidiaries shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except (i) for sales of Inventory in the ordinary course of its business; (ii) for sales or other dispositions (including trade-ins) of Equipment with net book value not to exceed $500,000 in any Fiscal Year; (iii)  the Borrower may effect the Recapitalization; (iv) the Borrower may make Permitted Acquisitions; and (v) the Borrower and its Subsidiaries may enter into licenses of Proprietary Rights in the ordinary course of business.

7.10                           Distributions; Capital Change; Restricted Investments.  Neither the Borrower nor any of its Subsidiaries shall (a) directly or indirectly declare or make, or incur any liability to make, any Distribution, except (i) Distributions and Restricted Investments to effect the Recapitalization, (ii) Distributions to the Borrower by its Subsidiaries, (iii) Distributions to Holdings in amounts necessary to pay the consolidated tax liabilities and administrative expenses of Holdings and its Subsidiaries and (iv) the purchase or redemption of Capital Stock held by employees of Holdings or any of its Subsidiaries following termination of employment if at the time of such purchase or redemption and after giving effect thereto (and to any Loans made in connection therewith) (A) no Default or Event of Default has occurred and is continuing or would result therefrom, and (B) the Borrowers have sufficient Availability for the conduct of business in the ordinary course; (b) make any change in its capital structure which could reasonably be expected to have a Material Adverse Effect or (c) make any Restricted Investment (other than to effect the Recapitalization).

7.11                           Transactions Affecting Collateral or Obligations.  Neither the Borrower nor any of its Subsidiaries shall enter into any transaction which would be reasonably expected to have a Material Adverse Effect.

7.12                           Guaranties.  Neither the Borrower nor any of its Subsidiaries shall make, issue, or become liable on any Guaranty, except (a) Guaranties of the Obligations in favor of the Agent and (b) Guaranties of Debt of the Borrower and its Subsidiaries to the extent such Debt is permitted under Section 7.13.

7.13                           Debt.  Neither the Borrower nor any of its Subsidiaries shall incur or maintain any Debt, other than:  (a) the Obligations; (b) Debt described on Schedule 6.9; (c) Capital Leases of Equipment and purchase money secured Debt incurred to purchase Equipment provided that (i) Liens securing the same attach only to the Equipment acquired by the incurrence of such Debt, and (ii) the aggregate amount of such Debt (including Capital Leases) outstanding does not exceed $1,000,000 at any time; (d) Debt evidencing a refunding, renewal or extension of the Debt described on Schedule 6.9; provided that (i) the principal amount thereof is not increased, (ii) the Liens, if any, securing such refunded, renewed or extended Debt do not attach to any assets in addition to those assets, if any, securing the Debt to be refunded, renewed or extended, (iii) no Person that is not an obligor or guarantor of such Debt as of the Closing Date shall become an obligor or guarantor thereof, and (iv) the terms of such refunding, renewal or extension are no less favorable to the Borrower, the Agent or the Lenders than the original Debt; (e) Interest Rate Agreements required by Section 7.24; and (f) loans by a Borrower to another Borrower provided that such loans are evidenced by demand intercompany notes pledged to the Agent and subordinated to repayment of the Obligations on terms acceptable to the Agent, and at the time of the making of the loan (and after giving effect thereto) each party is Solvent; and (g) loans to the Borrower not to exceed $1,000,000 in the aggregate and secured only by the Denver Property, so long as (i) no Default or Event of Default exists at the time such loan is made or would result therefrom, (ii) such loan is made on terms and conditions reasonably satisfactory to the Agent and (iii) the proceeds thereof are paid to the Agent to be applied to the Loans.

7.14                           Prepayment.  Neither the Borrower nor any of its Subsidiaries shall voluntarily prepay any Debt, except the Obligations in accordance with the terms of this Agreement and prepayments made on the Closing Date to consummate the transactions contemplated by the Recapitalization Agreement.

7.15                           Transactions with Affiliates.  Except as set forth below, neither the Borrower nor any of its Subsidiaries shall, sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate.  Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing or would result therefrom, the Borrower and its Subsidiaries may engage in transactions with (i) Affiliates (other than ABC) in the ordinary course of business consistent with past practices, in amounts and upon terms fully disclosed to the Agent and the Lenders and no less favorable to the Borrower and its

Subsidiaries than would be obtained in a comparable arm’s-length transaction with a third party who is not an Affiliate, and (ii) with ABC in amounts and upon terms fully disclosed to the Agent and the Lenders and no less favorable to the Borrower and its Subsidiaries than would be obtained in a comparable arm’s-length transaction with a third party who is not an Affiliate, (b) the Borrower and its Subsidiaries may engage in transactions with Feeders, Vedco, Inc. and Agri-Laboratories, Ltd., in the ordinary course of business consistent with past practices on terms no less favorable to the Borrower and its Subsidiaries than would be obtained in a comparable arm’s-length transaction with a third party who is not an Affiliate, (c) Holdings and the Borrower may enter into the Transaction Documents and consummate the Transactions, (d) the Borrower may enter into and perform its obligations under the Transition Services Agreement, and (e) as long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may make payments to BRS and ABC when due under the Management Agreement and, during the continuance of a Default or Event of Default, the Borrower may reimburse BRS for its reasonable out-of-pocket expenses in accordance with the Management Agreement.

7.16                           Investment Banking and Finder’s Fees.  Neither the Borrower nor any of its Subsidiaries shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter’s fee, finder’s fee, or broker’s fee to any Person in connection with this Agreement other than a fee payable to BRS under the Management Agreement on the Closing Date.  The Borrower shall defend and indemnify the Agent and the Lenders against and hold them harmless from all claims of any Person that the Borrower is obligated to pay for any such fees, and all costs and expenses (including attorneys’ fees) incurred by the Agent and/or any Lender in connection therewith.

7.17                           Business Conducted.  The Borrower shall not and shall not permit any of its Subsidiaries to, engage directly or indirectly, in any line of business other than the businesses in which the Borrower is engaged on the Closing Date and other businesses reasonably related thereto.

7.18                           Liens.  Neither the Borrower nor any of its Subsidiaries shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens, and Liens securing Capital Leases and purchase money Debt permitted in Section 7.13.

7.19                           Sale and Leaseback Transactions.   Neither the Borrower nor any of its Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for the Borrower or such Subsidiary to lease or rent property that the Borrower or such Subsidiary has sold or will sell or otherwise transfer to such Person.

7.20                           New Subsidiaries.  The Borrower shall not, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than those listed on Schedule 6.5, and those created or acquired in connection with a Permitted Acquisition.

7.21                           Fiscal Year.  The Borrower shall not change its Fiscal Year.

7.22                           Fixed Charge Coverage Ratio.  The Borrowers will maintain a Fixed Charge Coverage Ratio (a) for each period of two consecutive fiscal quarters ended on the last day of each fiscal quarter set forth below and (b) during any four-quarter period during which there have been repurchases of Capital Stock of Holdings and its Subsidiaries, for each period of four consecutive fiscal quarters ended on the last day of each fiscal quarter set forth below, in each case of not less than the ratio set forth below opposite each such fiscal quarter:

Period Ending	Fixed Charge Coverage Ratio
June 30, 2002	1.20:1
September 30, 2002	1.15:1
December 31, 2002 and each fiscal quarter thereafter	1.20:1

7.23                           Minimum Tangible Net Worth.  The Borrower shall maintain at the end of each month a Tangible Net Worth equal to at least the sum of (a) (2,532,210.00), plus (b) on and after December 31, 2002, 50% of the positive Adjusted Net Earnings from Operations of Holdings and its Subsidiaries on a consolidated basis for the period from the Closing Date to September 30, 2002 (with no adjustment  to the covenant level under this Section 7.23 for losses), plus (without duplication) (c) on and after December 31 of each year thereafter, 50% of the positive Adjusted Net Earnings from Operations of Holdings and its Subsidiaries for each Fiscal Year ended after the Closing Date (with no adjustment to the covenant level under this Section 7.23 for losses).

7.24                           Interest Rate Agreements.  No later than 60 days after the Closing Date, the Borrower shall have entered into, and shall at all times thereafter maintain in effect, one or more Interest Rate Agreements in a notional amount of at least $12,000,000, in form and on terms acceptable to the Agent, with Bank or another financial institution acceptable to Agent.

7.25                           Use of Proceeds.  The Borrower shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

7.26                           Deposit Accounts, Cash Management.    In order to facilitate the administration of this Agreement and to perfect the Agent’s Liens on the Borrowers’ deposit accounts, the Borrower shall promptly, and in any event within 60 days after the Closing Date (or with respect to any Subsidiary Borrower promptly after becoming a party to this Agreement), establish with Bank a cash management system, including blocked accounts, concentration accounts and disbursement and other accounts for the conduct of its business, all on terms satisfactory to the Agent; provided that a blocked account agreement in favor of, and on terms satisfactory to, the Agent with respect to the each of the accounts set forth on Schedule 6.27 hereto that are maintained at U.S. Bank shall be in full force and effect on the Closing Date.  All funds received by any Loan Party, whether or not constituting Collateral or proceeds thereof, shall be deposited into a Payment Account subject to a Blocked Account Agreement.

7.27                           Feeders.  The Borrower shall cause Feeders to make cash payments to the Borrower on each Tuesday and Thursday (or if such day is not a Business Day, on the next Business Day), or on the Business Day following any day on which the Accounts for Inventory sold to Feeders exceeds $250,000, such payment to be in the outstanding amount of the Accounts for Inventory sold by the Borrower to Feeders.

7.28                           Further Assurances.  (a) The Borrower shall, and shall cause each of its Subsidiaries to, execute and deliver, or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

(b)  On the Closing Date, and after consummation of the Recapitalization, Holdings shall execute and deliver to the Agent for its benefit and the benefit of the Lenders the Holdings Guaranty, a Security Agreement, the Pledge Agreement and the Collateral Assignment, and deliver to the Agent in pledge all of the issued and outstanding Capital Stock of the Borrower, accompanied by undated stock powers duly endorsed in blank.

(c)  Concurrently with the formation or acquisition of a new Subsidiary which is permitted under this Agreement, the Borrower shall promptly notify the Agent and shall (i) pledge and deliver to the Agent certificates evidencing all of the issued and outstanding Capital Stock of such Subsidiary owned by the Borrower or any of its Subsidiaries, accompanied by undated stock powers duly endorsed in blank, or grant a security interest in all uncertificated Capital Stock, and take all actions necessary to perfect Agent’s Lien therein, (ii) cause such Subsidiary to execute and deliver to the Agent a Guaranty of the Obligations (or become an additional Borrower hereunder by executing and delivering a Joinder Agreement) and a Security Agreement (or become a party to the Security Agreement executed and delivered on the Closing Date) and such other agreements as may be necessary or desirable to grant to the Agent for its benefit and the benefit of the Lenders and perfect Liens on all of its real and personal property to secure its Obligations under the Loan Documents to which it is a party, and (iii) deliver to the Agent such evidence of due execution and delivery of the documents and agreements required hereby (including opinions of counsel) as the Agent may reasonably request, together with such closing certificates, copies of organizational documents and other customary documentation as reasonably requested by the Agent.

(d)  If the Borrower or any of its Subsidiaries acquires fee title to any real property, no later than 30 days after such acquisition, the Borrower shall, or shall cause each of its Subsidiaries to, execute and deliver to the Agent, for its benefit and the benefit of the Lenders, a Mortgage encumbering such real property, together with (unless waived by the Agent) a survey and title insurance, in such amounts and with a title insurance company reasonably acceptable to the Agent, insuring that the Mortgage constitutes a first priority Lien subject only to such encumbrances as approved by the Agent.

(e)  In connection with each Permitted Acquisition, the Borrower shall, (i) as soon as reasonably certain and no later than 30 days prior to consummation of such Permitted Acquisition, deliver notice to the Agent of the Borrower’s intent to consummate a Permitted

Acquisition, together with a copy of the current draft of the applicable acquisition agreement and all disclosure schedules and financial statements for the Person or business to be acquired, including pro forma financial statements, statements of cash flows and projections of Availability, all giving effect to the Acquisition, (ii) deliver to the Agent copies of all subsequent revisions to the draft acquisition agreement, disclosure schedules and financial information, (iii) prior to consummation of the Permitted Acquisition, deliver to the Agent a pro forma calculation of the financial covenants contained in Sections 7.22 and 7.23, giving effect to the consummation of the Permitted Acquisition, certified by a Responsible Officer and showing compliance, on a pro forma basis before and after giving effect to the consummation of the Acquisition, and a sources and uses of funds, (iv)  if the Accounts and Inventory acquired in such Permitted Acquisition are proposed to be included in the determination of the Borrowing Base, deliver to the Agent such information as is satisfactory to Agent in order to determine the Eligible Accounts and Eligible Inventory of the Person or business to be acquired (which determination must be made prior to inclusion in calculation of the Borrowing Base), (v) deliver to the Agent evidence, in form and substance reasonably satisfactory to the Agent, that the assets being acquired, including the Capital Stock of any Person being acquired and its assets, will be acquired free and clear of all Liens (other than Permitted Liens) and (vi) deliver to Agent such other information as the Agent or any Lender may reasonably request.

7.29                           Modifications to Transaction Documents; Charter Documents.  Neither Holdings nor any of its Subsidiaries will agree to any material modification to the payment terms of any Transaction Document (other than any Loan Document) or waive any of its material rights under any Transaction Document, nor modify the terms of its Capital Stock to require current payment of any dividends thereon or mandatory redemption of such Capital Stock prior to repayment in full of the Obligations and termination of all Commitments.

ARTICLE 8

CONDITIONS OF LENDING

8.1                                 Conditions Precedent to Making of Loans on the Closing Date.  The obligation of the Lenders to make the initial Loans on the Closing Date, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit on the Closing Date, are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender:

(a)                                  This Agreement and the other Loan Documents shall have been executed by each party thereto and the Borrower shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Borrower before or on such Closing Date.

(b)                                 Upon making the Loans (including such Loans made to finance the Closing Fee or otherwise as reimbursement for fees, costs and expenses then payable under this Agreement) and with all its obligations current, the Borrower shall have Availability of at least 10% of the lesser of (i) the Maximum Revolver Amount and (ii) the Borrowing Base.

(c)                                  All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as if made on such date.

(d)                                 No Default or Event of Default shall have occurred and be continuing after giving effect to the Loans to be made and the Letters of Credit to be issued on the Closing Date.

(e)                                  The Agent and the Lenders shall have received such opinions of counsel for the Borrower and its Subsidiaries as the Agent or any Lender shall request, each such opinion to be in a form, scope, and substance satisfactory to the Agent, the Lenders, and their respective counsel.

(f)                                    The Agent shall have received ALTA title policies, in form and substance reasonably acceptable to Agent, with respect to the Mortgages.

(g)                                 The Agent shall have received:

(i)                                     acknowledgment copies of proper financing statements, duly filed on or before the Closing Date under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent’s Liens; and

(ii)                                  duly executed UCC-3 Termination Statements and such other instruments, in form and substance satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens on the Property of the Borrower and its Subsidiaries except Permitted Liens.

(h)                                 The Borrower shall have paid all fees and expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

(i)                                     The Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by this Agreement.

(j)                                     The Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Borrower and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Inventory, Accounts, and the Borrowing Base, and the results of such examination and audit shall have been satisfactory to the Agent and the Lenders in all respects.

(k)                                  All proceedings taken in connection with the execution of this Agreement, the Term Loan Notes, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent and the Lenders.

(l)                                     The execution and delivery, in form and substance acceptable to the Agent and its counsel, of landlord waivers for those properties held by the Borrower as lessee or sublessee as set forth in Schedule 6.11.

(m)                               No Material Adverse Effect shall have occurred (in the Agent’s sole opinion) and no change, occurrence or development shall have occurred which the Agent determines (in its sole opinion) could have a Material Adverse Effect.

(n)                                 No material adverse change shall have occurred in, and no material disruption shall have occurred of, the financial, banking or capital markets which the Agent, in its sole discretion, deems material in connection with the syndication of this Agreement, which is then continuing.

(o)                                 The Agent shall have received, each in form and substance satisfactory to the Agent, (i) a pro forma balance sheet of the Borrower dated as of May 31, 2002, which balance sheet shall reflect no material changes from the most recent pro forma balance sheet of the Borrower previously delivered to the Agent, and (ii) interim financial statements for the Borrower as of a date not more than thirty (30) days prior to the Closing Date.

(p)                                 The Agent shall have received evidence to its satisfaction that the Borrower is adequately capitalized, that the fair saleable value of the Borrower’s assets will exceed its liabilities at closing, and that the Borrower will have sufficient working capital to pay its debts as they become due.

(q)                                 The Borrower shall have obtained all governmental and third party lessor consents and approvals as may be necessary or appropriate in connection with the Loan Documents, the Recapitalization and the Transactions contemplated thereby, and all waiting periods under all Requirements of Law shall have expired without any adverse action.  No other consents or approvals will be necessary or appropriate in connection with the foregoing other than those that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(r)                                    The form and terms of the Recapitalization Agreement and the other Transaction Documents shall be satisfactory in all respects to the Lenders, and the Recapitalization shall be consummated concurrently with the making of the initial Loans on the Closing Date.

(s)                                  All Adjustment Indebtedness shall have been repaid in full (or the Agent shall have received evidence satisfactory to it that such Adjustment Indebtedness will be paid concurrently with the initial Loans), and the Agent shall have received termination statements or other releases of all Liens on the assets of the Borrower other than Permitted Liens.

(t)                                    Without limiting the generality of the items described above, the Borrower and each Person guarantying or securing payment of the Obligations shall have delivered or caused to be delivered to the Agent (in form and substance reasonably satisfactory to the Agent), the financial statements, instruments, resolutions, documents, agreements, certificates, opinions and other items set forth on the “Closing Checklist” delivered by the Agent to the Borrower prior to the Closing Date.

The acceptance by the Borrower of any Loans made or Letters of Credit issued on the Closing Date shall be deemed to be a representation and warranty made by the Borrower to the effect that all of the conditions precedent to the making of such Loans or the issuance of such Letters of Credit set forth in Sections 8.1(a) (as to the Borrower), (b), (c), (d), (h) and (k), and in Section 8.2 have been satisfied with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of the Borrower, dated the Closing Date, to such effect.

In reliance on any representations and warranties deemed made by the Borrower pursuant to the preceding paragraph, execution and delivery by the Agent or to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by the Agent or such Lender that (i) all conditions precedent in this Section 8.1 have been fulfilled to the satisfaction of the Agent or such Lender, as the case may be, or waived in accordance with this Agreement, (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 8.1, and (iii) all documents sent to the Agent or such Lender for approval consent, or satisfaction were acceptable to the Agent or such Lender, as the case may be.

8.2                                 Conditions Precedent to Each Loan.  The obligation of the Lenders to make each Loan, including the initial Loans on the Closing Date, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

(a)                                  The following statements shall be true, and the acceptance by the Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i), (ii) and (iii) with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

(i)                                     The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date (which shall have been true and correct on and as of such date) and except to the extent the Agent and the Lenders have been notified in writing by the Borrower that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty; and

(ii)                                  No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default; and

(iii)                               No event has occurred and is continuing, or would result from such extension of credit, which has had or would have a Material Adverse Effect.

(b)                                 No such Borrowing shall exceed Availability, provided, however, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing the Bank or the Agent for such Lenders’ Pro Rata Share of any Non-Ratable Loan or Agent Advance made in accordance with the provisions of Sections 1.2(h) and (i).

ARTICLE 9

DEFAULT; REMEDIES

9.1                                 Events of Default.  It shall constitute an event of default (“Event of Default”) if any one or more of the following shall occur for any reason:

(a)                                  any failure by the Borrower to pay the principal of or interest or premium on any of the Obligations or any fee or other amount owing hereunder when due, whether upon demand or otherwise;

(b)                                 any representation or warranty made or deemed made by the Borrower in this Agreement or by Holdings, the Borrower or any of its Subsidiaries in any of the other Loan Documents, any Financial Statement, or any certificate furnished by the Borrower or any of its Subsidiaries at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

(c)                                  (i)  any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2(j), 5.3(a), 7.2, 7.5, 7.9-7.29, or Section 11 of the Security Agreement, (ii) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2 or 5.3 (other than 5.2(j) or 5.3(a)) and such default shall continue for three (3) Business Days’ or more; or (iii) any default shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement or any other Loan Document, any other Loan Documents, or any other agreement entered into at any time to which the Borrower or any Subsidiary and the Agent or any Lender are party (including in respect of any Bank Products) and such default shall continue for fifteen (15) days or more;

(d)                                 any default shall occur with respect to any Debt (other than the Obligations) of the Borrower or any of its Subsidiaries in an outstanding principal amount which exceeds $500,000, or under any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by the Borrower or any of its Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt; or any such Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

(e)                                  Holdings, the Borrower or any of its Subsidiaries shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

(f)                                    an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of Holdings, the Borrower or any of its Subsidiaries or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and such petition or proceeding shall not be dismissed within sixty (60) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

(g)                                 a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for Holdings, the Borrower or any of its Subsidiaries or for all or any part of its property shall be appointed and shall continue undischarged for thirty (30) days or more, or a warrant of attachment, execution or similar process shall be issued against any part of the property of the Borrower or any of its Subsidiaries and the same remains undischarged, unvacated, unbonded or unstayed for a period of twenty (20) days or more, but in any event not later than five (5) days prior to the date of any sale thereunder;

(h)                                 Holdings, the Borrower or any of its Subsidiaries shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

(i)                                     all or any material part of the property of Holdings, the Borrower or any of its Subsidiaries shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of Holdings, the Borrower or such Subsidiary shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

(j)                                     any Loan Document shall be terminated, revoked or declared void or invalid or unenforceable or challenged by the Borrower or any other obligor;

(k)                                  one or more final judgments, orders, decrees or arbitration awards is entered against Holdings, the Borrower or any of its Subsidiaries involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of $500,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

(l)                                     any loss, theft, damage or destruction of any item or items of Collateral or other property of Holdings, the Borrower or any Subsidiary occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

(m)                               there is filed against Holdings, the Borrower or any of its Subsidiaries any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

(n)                                 for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent’s Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

(o)                                 (i) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of Holdings, the Borrower or any of its Subsidiaries under Title IV of ERISA to the Pension Plan, Multi-employer Plan or the PBGC in an aggregate amount in excess of $500,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $500,000; or (iii) the Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $500,000; or

(p)                                 there occurs a Change of Control.

9.2                                 Remedies.

(a)                                  If a Default or an Event of Default exists, the Agent shall, at the direction of the Required Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on the Borrower:  (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts and/or Eligible Inventory used in computing the Borrowing Base, or reduce one or more of the other elements used in computing the Borrowing Base; (ii) restrict the amount of or refuse to make Loans; and (iii) restrict or refuse to provide Letters of Credit or Credit Support.  If an Event of Default exists, the Agent  shall, at the direction of the Required Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on the Borrower:  (A) terminate the Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 9.1(e), 9.1(f), 9.1(g), or 9.1(h), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; (C) require the Borrower to cash collateralize all outstanding Letter of Credit Obligations; and (D) pursue its other rights and remedies under the Loan Documents and applicable law.

(b)                                 If an Event of Default has occurred and is continuing:  (i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents and the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on the Borrower’s premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrower shall, upon the Agent’s demand, at the Borrower’s cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale.  Without in any way requiring notice to be given in the following manner, the Borrower agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) Business Days prior to such action to the Borrower’s address specified in or pursuant to Section 13.8.   If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to the Borrower.  In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower irrevocably waives:  (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment.  The Borrower agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person.  The Agent is hereby granted a license or other right to use, without charge, the Borrower’s labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Borrower’s rights under all licenses (including, to the extent permitted by Requirements of Law, all licenses and permits issued by Pharmaceutical Regulatory Agencies) and all franchise agreements shall inure to the Agent’s benefit for such purpose.  In connection with any sale of the Collateral, the Agent may hire Persons with licenses issued by Pharmaceutical Regulatory Agencies to assist in such sale or other liquidation, and all costs and expenses associated therewith shall be a part of the Obligations.  The proceeds of sale shall be applied first to all expenses of sale, including attorneys’ fees, and then to the Obligations.  The Agent will return any excess to the Borrower and the Borrower shall remain liable for any deficiency.

(c)                                  If an Event of Default occurs, the Borrower hereby waives all rights to notice and hearing prior to the exercise by the Agent of the Agent’s rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing.

ARTICLE 10

TERM AND TERMINATION

10.1         Term and Termination.  The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof.  The Agent upon direction from the Required Lenders shall terminate this Agreement without notice upon the occurrence of an Event of Default.  Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Borrower shall immediately arrange for the cancellation and return of Letters of Credit then outstanding.  Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, the Borrower shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder or under any other Loan Document, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including the  Agent’s Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).  Upon indefeasible payment and performance in full of the Obligations (other than contingent indemnification obligations as to which no claim has been made) and termination of all Commitments and delivery of mutual releases, the Agent shall release the Agent’s Liens on the Collateral, without representation or warranty.

ARTICLE 11

AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

11.1         Amendments and Waivers.

(a)           No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent at the written request of the Required Lenders) and the Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Borrower and acknowledged by the Agent, do any of the following:

(i)            increase or extend the Commitment of any Lender;

(ii)           postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

(iii)          reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

(iv)          change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

(v)           increase any of the percentages set forth in the definition of the Borrowing Base;

(vi)          amend this Section or any provision of this Agreement providing for consent or other action by all Lenders;

(vii)         release any Guaranties of the Obligations or release Collateral other than as permitted by Section 12.11;

(viii)        change the definitions of “Majority Lenders” or “Required Lenders”;

(ix)           amend the definition of Eligible Accounts or Eligible Inventory, if such amendment has the effect of permitting the Borrowers to borrow additional amounts under this Agreement; or

(x)            increase the Maximum Revolver Amount or the Maximum Inventory Loan Amount;

provided, however, the Agent may, in its sole discretion and notwithstanding the limitations contained in clauses (v), (ix) and (x) above and any other terms of this Agreement, make Agent Advances in accordance with Section 1.2(i) and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document and provided further, that Schedule 1.2 hereto (Commitments) may be amended from time to time by Agent alone to reflect assignments of Commitments in accordance herewith.

(b)           If any fees are paid to the Lenders as consideration for amendments, waivers or consents with respect to this Agreement, at Agent’s election, such fees may be paid only to those Lenders that agree to such amendments, waivers or consents within the time specified for submission thereof; provided that any Lender who had less than two (2) Business Days’ prior written notice (including without limitation notice via facsimile) of such proposed amendment, waiver or consent shall be entitled to receive its Pro Rata Share of such fee regardless of whether it has agreed to any such amendment, waiver or consent.

(c)           If, in connection with any proposed amendment, waiver or consent (a “Proposed Change”):

(i)            requiring the consent of all Lenders, the consent of Required Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clause (ii) below being referred to as a “Non-Consenting Lender”), or

(ii)           requiring the consent of Required Lenders, the consent of Majority Lenders is obtained,

then, so long as (x) the Agent is not a Non-Consenting Lender and (y) each such Non-Consenting Lender had no less than two (2) Business Days’ prior written notice (including without limitation notice via facsimile) of such proposed amendment, waiver or consent, at the Borrower’s request, the Agent or an Eligible Assignee shall have the right (but not the obligation) with the Agent’s approval, to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all the Non-Consenting Lenders’ Commitments for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through the date of sale pursuant to Assignment and Acceptance Agreement(s), without premium or discount.

11.2         Assignments; Participations.

(a)           Any Lender may, with the written consent of the Agent (which consent shall not be unreasonably withheld), assign and delegate to one or more Eligible Assignees (provided that no consent of the Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an “Assignee”) all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $10,000,000 (provided that, unless an assignor Lender has assigned and delegated all of its Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $15,000,000); provided, however, that the Borrower and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in the form of Exhibit F (“Assignment and Acceptance”) together with any note or notes subject to such assignment and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,500.  The Borrower agrees to promptly execute and deliver new promissory notes and replacement promissory notes as reasonably requested by the Agent to evidence assignments of the Loans and Commitments in accordance herewith.

(b)           From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit Support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(c)           By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows:  (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by the Borrower to the Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)           Immediately upon satisfaction of the requirements of Section 11.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(e)           Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Borrower (a “Participant”) participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the “originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender’s rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document except the matters set forth in Section 11.1(a) (i), (ii) and (iii), and all amounts payable by the Borrower hereunder (including without limitation amounts payable under Section 4.1 and 4.3) shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

(f)            Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR §203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

(g)           The Agent shall maintain a register (the “Register”) showing each Lender of a Loan hereunder.   Any transfer or attempted transfer of a Note in violation of any provision of this Agreement shall be null and void, and the Agent shall not record such transfer on the Register or treat any purported transferee of a Note as the owner of such Note for any purpose.

ARTICLE 12

THE AGENT

12.1         Appointment and Authorization.  Each Lender hereby designates and appoints Bank as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  The Agent agrees to act as such on the express conditions contained in this Article 12.  The provisions of this Article 12 are solely for the benefit of the Agent and the Lenders and the Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein.  Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.  Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base, (b) the making of Agent Advances pursuant to Section 1.2(i), and (c) the exercise of remedies pursuant to Section 9.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

12.2         Delegation of Duties.  The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

12.3         Liability of Agent.  None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder.  No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower’s Subsidiaries or Affiliates.

12.4         Reliance by Agent.  The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or all Lenders if so required by Section 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

12.5         Notice of Default.  The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.”  The Agent will notify the Lenders of its receipt of any such notice.  The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

12.6         Credit Decision.  Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender.  Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower.  Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower.  Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Agent-Related Persons.

12.7         Indemnification.  Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), in accordance with their Pro Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in Section 13.11; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct.  Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower.  The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

12.8         Agent in Individual Capacity.  The Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though the Bank were not the Agent hereunder and without notice to or consent of the Lenders.  The Bank or its Affiliates may receive information regarding the Borrower, its Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that the Agent and the Bank shall be under no obligation to provide such information to them.  With respect to its Loans, the Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms “Lender” and “Lenders” include the Bank in its individual capacity.

12.9         Successor Agent.  The Agent may resign as Agent upon at least 30 days’ prior notice to the Lenders and the Borrower, such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent.  In the event the Bank sells all of its Commitment and  Loans as part of a sale, transfer or other disposition by the Bank of substantially all of its loan portfolio, the Bank shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder.  Subject to the foregoing, if the Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders.  If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders.  Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term “Agent” shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

12.10       Withholding Tax.

(a)           If any Lender is a “foreign corporation, partnership or trust” within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent, with a copy to the Borrower:

(i)            if such Lender claims an exemption from, or a reduction of, withholding tax under a United States of America tax treaty, two properly completed IRS Forms W-8BEN on the date such Lender becomes a party to this Agreement and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement (or sooner if required by the Code in order to avoid the imposition of withholding taxes);

(ii)           if such Lender claims that interest paid under this Agreement is exempt from United States of America withholding tax because it is effectively connected with a United States of America trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI on the date such Lender becomes a party to this Agreement and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, (or sooner if required by the Code in order to avoid the imposition of withholding taxes) and IRS Form W-9; and

(iii)          such other form or forms as may be required under the Code or other laws of the United States of America as a condition to exemption from, or reduction of, United States of America withholding tax.

Such Lender agrees to promptly notify the Agent and the Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(b)           If any Lender described in Section 12.10(a) assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrowers to such Lender.  To the extent of such percentage amount, the Agent will treat such Lender’s IRS Form W-8BEN or Form W-8ECI as no longer valid.

(c)           [intentionally deleted]

(d)           If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction so long as the Borrowers have not already withheld such amount under Section 4.1(c) and delivered notice thereof to the Agent.  If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(e)           If the IRS or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that the Agent or the Borrower did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent or the Borrower of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent and the Borrower fully for all amounts paid, directly or indirectly, by the Agent or the Borrower as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent or the Borrower under this Section, together with all costs and expenses (including Attorney Costs).  The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

12.11       Collateral Matters.

(a)           The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent’s Liens upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Loans and reimbursement obligations in respect of Letters of Credit and Credit Support, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations (other than contingent indemnification obligations as to which no claim has been made); (ii) constituting property being sold or disposed of if the Borrower certifies to the Agent that the sale or disposition is made in compliance with Section 7.9 (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which the Borrower or any of its Subsidiaries owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to the Borrower or any of its Subsidiaries under a lease which has expired or been terminated in a transaction permitted under this Agreement; or (v) constituting the Denver Property upon receipt by the Agent of the proceeds of loans permitted by Section 7.13(g).  Except as provided above, the Agent will not release any of the Agent’s Liens without the prior written authorization of the Lenders; provided that the Agent may, in its discretion, release the Agent’s Liens on Collateral valued in the aggregate not in excess of $500,000 during each Fiscal Year without the prior written authorization of the Lenders and the Agent may release the Agent’s Liens on Collateral valued in the aggregate not in excess of $2,000,000 during each Fiscal Year with the prior written authorization of Required Lenders.  Upon request by the Agent or the Borrower at any time, the Lenders will confirm in writing the Agent’s authority to release any Agent’s Liens upon particular types or items of Collateral pursuant to this Section 12.11.

(b)           Upon receipt by the Agent of any authorization required pursuant to Section 12.11(a) from the Lenders of the Agent’s authority to release Agent’s Liens upon particular types or items of Collateral, and upon at least five (5) Business Days prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent’s Liens upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent’s opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrower in respect of) all interests retained by the Borrower, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(c)           The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Borrower or is cared for, protected or insured or has been encumbered, or that the Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant  to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion  given the Agent’s own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

12.12       Restrictions on Actions by Lenders; Sharing of Payments.

(a)           Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to the Borrower or any accounts of the Borrower now or hereafter maintained with such Lender.  Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against the Borrower, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b)           If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of the Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender’s ratable portion of all such distributions by the Agent, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

12.13       Agency for Perfection.  Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders’ security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession.  Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent’s request therefor shall deliver such Collateral to the Agent or in accordance with the Agent’s instructions.

12.14       Payments by Agent to Lenders.  All payments to be made by the Agent to the Lenders  shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Closing Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent.  Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the  Loans, Term Loans or otherwise.  Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

12.15       Settlement.

(a)           (i)  Each Lender’s funded portion of the  Loans is intended by the Lenders to be equal at all times to such Lender’s Pro Rata Share of the outstanding  Loans.  Notwithstanding such agreement, the Agent, the Bank, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the  Loans, the Non-Ratable Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

(ii)           The Agent shall request settlement (“Settlement”) with the Lenders on at least a weekly basis, or on a more frequent basis at Agent’s election, (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 10:00 a.m. (California time) on the date of such requested Settlement (the “Settlement Date”).  Each Lender (other than the Bank, in the case of Non-Ratable Loans and the Agent in the case of Agent Advances) shall transfer the amount of such Lender’s Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to each Settlement to the Agent, to Agent’s account, not later than 2:00 p.m. (California time), on the Settlement Date applicable thereto.  Settlements may occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article 8 have then been satisfied.  Such amounts made available to the Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together with the portion of such Non-Ratable Loan or Agent Advance representing the Bank’s Pro Rata Share thereof, shall constitute  Loans of such Lenders.  If any such amount is not transferred to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the  Loans (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, and (B) for itself, with respect to each Agent Advance.

(iii)          Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from the Bank or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Lender’s Pro Rata Share of such Non-Ratable Loan or Agent Advance and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by Bank or Agent, as applicable, shall pay to Bank or Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender’s Pro Rata Share of such Non-Ratable Loans or Agent Advances.  If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate  Loans.

(iv)          From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to clause (iii) above, the Agent shall promptly distribute to such Lender, such Lender’s Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Non-Ratable Loan or Agent Advance.

(v)           Between Settlement Dates, the Agent, to the extent no Agent Advances are outstanding, may pay over to the Bank any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the  Loans, for application to the Bank’s  Loans including Non-Ratable Loans.  If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank’s  Loans (other than to Non-Ratable Loans or Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to clause (iii) above), as provided for in the previous sentence, the Bank shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding  Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the  Loans.  During the period between Settlement Dates, the Bank with respect to Non-Ratable Loans, the Agent with respect to Agent Advances, and each Lender with respect to the  Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Agent and the other Lenders.

(vi)          Unless the Agent has received written notice from a Lender to the contrary, the Agent may assume that the applicable conditions precedent set forth in Article 8 have been satisfied and the requested Borrowing will not exceed Availability on any Funding Date for a  Loan or Non-Ratable Loan.

(b)           Lenders’ Failure to Perform.  All Loans (other than Non-Ratable Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares.  It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any  Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any  Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any  Loans hereunder shall excuse any other Lender from its obligation to make any  Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

(c)           Defaulting Lenders.  Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent that Lender’s Pro Rata Share of a Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date.  Furthermore, the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If any Lender has not transferred its full Pro Rata Share to the Agent in immediately available funds and the Agent has transferred corresponding amount to the Borrower on the Business Day following such Funding Date that Lender shall make such amount available to the Agent, together with interest at the Federal Funds Rate for that day.  A notice by the Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error.  If each Lender’s full Pro Rata Share is transferred to the Agent as required, the amount transferred to the Agent shall constitute that Lender’s  Loan for all purposes of this Agreement.  If that amount is not transferred to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the  Loans comprising that particular Borrowing.  The failure of any Lender to make any  Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a “Defaulting Lender”) shall not relieve any other Lender of its obligation hereunder to make a  Loan on that Funding Date.  No Lender shall be responsible for any other Lender’s failure to advance such other Lenders’ Pro Rata Share of any Borrowing.

(d)           Retention of Defaulting Lender’s Payments.  The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to the Agent for the Defaulting Lender’s benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder.  Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent.  In its discretion, the Agent may loan Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender.  Any amounts so loaned to the Borrower shall bear interest at the rate applicable to Base Rate  Loans and for all other purposes of this Agreement shall be treated as if they were  Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a “Lender”.  Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (A) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (B) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments.  This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement.  The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the Borrower of its duties and obligations hereunder.

(e)           Removal of Defaulting Lender.  At the Borrower’s request, the Agent or an Eligible Assignee reasonably acceptable to the Agent and the Borrower shall have the right (but not the obligation) to purchase from any Defaulting Lender, and each Defaulting Lender shall, upon such request, sell and assign to the Agent or such Eligible Assignee, all of the Defaulting Lender’s outstanding Commitments hereunder.  Such sale shall be consummated promptly after Agent has arranged for a purchase by Agent or an Eligible Assignee pursuant to an Assignment and Acceptance, and at a price equal to the outstanding principal balance of the Defaulting Lender’s Loans, plus accrued interest and fees, without premium or discount.

12.16       Letters of Credit; Intra-Lender Issues.

(a)           Notice of Letter of Credit Balance.  On each Settlement Date the Agent shall notify each Lender of the issuance of all Letters of Credit since the prior Settlement Date.

(b)           Participations in Letters of Credit.

(i)            Purchase of Participations.  Immediately upon issuance of any Letter of Credit in accordance with Section 1.4(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender’s Pro Rata Share of the face amount of such Letter of Credit or the Credit Support provided through the Agent to the Letter of Credit Issuer, if not the Bank, in connection with the issuance of such Letter of Credit (including all obligations of the Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).

(ii)           Sharing of Reimbursement Obligation Payments.  Whenever the Agent receives a payment from the Borrower on account of reimbursement obligations in respect of a Letter of Credit or Credit Support as to which the Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a Lender, the Agent shall promptly pay to such Lender such Lender’s Pro Rata Share of such payment from the Borrower.  Each such payment shall be made by the Agent on the next Settlement Date.

(iii)          Documentation.  Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, Credit Support for any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

(iv)          Obligations Irrevocable.  The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to any Credit Support for any Letter of Credit or with respect to the  Loans made as a result of a drawing under a Letter of Credit and the obligations of the Borrower for whose account the Letter of Credit or Credit Support was issued to make payments to the Agent, for the account of the Lenders, shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:

(1)           any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(2)           the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other Person and the beneficiary named in any Letter of Credit);

(3)           any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(4)           the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

(5)           the occurrence of any Default or Event of Default; or

(6)           the failure of the Borrower to satisfy the applicable conditions precedent set forth in Article 8.

(c)           Recovery or Avoidance of Payments; Refund of Payments In Error.  In the event any payment by or on behalf of the Borrower received by the Agent with respect to any Letter of Credit or Credit Support provided for any Letter of Credit and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it.  Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(d)           Indemnification by Lenders.  To the extent not reimbursed by the Borrower and without limiting the obligations of the Borrower hereunder, the Lenders agree to indemnify the Letter of Credit Issuer ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified.  Without limitation of the foregoing, each Lender agrees to reimburse the Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by the Borrower to the Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by the Borrower.  The agreement contained in this Section shall survive payment in full of all other Obligations.

12.17       Concerning the Collateral and the Related Loan Documents.  Each Lender authorizes and directs the Agent to enter into the other Loan Documents, for the ratable benefit and obligation of the Agent and the Lenders.  Each Lender agrees that any action taken by the Agent, Majority Lenders or Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent, the Majority Lenders, or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.  The Lenders acknowledge that the Loans, Agent Advances, Non-Ratable Loans, Hedge Agreements, Bank Products and all interest, fees and expenses hereunder constitute one Debt, secured pari passu by all of the Collateral.

12.18       Field Audit and Examination Reports; Disclaimer by Lenders.  By signing this Agreement, each Lender:

(a)           is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a “Report” and collectively, “Reports”) prepared by or on behalf of the Agent;

(b)           expressly agrees and acknowledges that neither the Bank nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

(c)           expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or the Bank or other party performing any audit or examination will inspect only specific information regarding the Borrower and will rely significantly upon the Borrower’s books and records, as well as on representations of the Borrower’s personnel;

(d)           agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

(e)           without limiting the generality of any other indemnification provision contained in this Agreement, agrees:  (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of the Borrower; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

12.19       Relation Among Lenders.  The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

ARTICLE 13

MISCELLANEOUS

13.1         No Waivers; Cumulative Remedies.  No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among the Borrower and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof.  No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated.  No waiver by the Agent or the Lenders on any occasion shall affect or diminish  the Agent’s and each Lender’s rights thereafter to require strict performance by the Borrower of any provision of this Agreement.  The Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral.  The Agent’s and each Lender’s rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

13.2         Severability.  The illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

13.3         Governing Law; Choice of Forum; Service of Process.

(a)           THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF NEW

YORK; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA LOCATED IN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH OF THE BORROWER, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.  NOTWITHSTANDING THE FOREGOING:  (1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

(c)           THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWER AT ITS ADDRESS SET FORTH IN SECTION 13.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID.  NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

(d)           NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL AT THE REQUEST OF EITHER PARTY HERETO BE DETERMINED BY BINDING ARBITRATION.  The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association (“AAA”).  The arbitrator(s) shall give effect to statutes of limitation in determining any claim.  Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s).  Judgment upon the arbitration award may be entered in any court having jurisdiction.  The institution and maintenance of an action for judicial relief or pursuant to a provisional or ancillary remedy shall not constitute a waiver  of the right of either party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(e)           Notwithstanding the provisions of (d) above, no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or related to an obligation to the Lenders which is secured by real estate property collateral (exclusive of real estate space lease assignments).  If all the parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in Section 13.3(f).

(f)            At the request of either party a controversy or claim which is not submitted to arbitration as provided and limited in Section 13.3(d) and (e) shall be determined by judicial reference.  If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings.  The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge.  Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced.

(g)           No provision of Sections (d) through (g) shall limit the right of the Agent or the Lenders to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding.  The exercise of a remedy does not waive the right of either party to resort to arbitration or reference.  At the Agent’s option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

13.4         WAIVER OF JURY TRIAL.  SUBJECT TO THE PROVISIONS OF SECTION 13.3(d), THE BORROWER, THE LENDERS AND THE AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  THE BORROWER, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF.  THIS WAIVER SHALL APPLY TO ANY

SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

13.5         Survival of Representations and Warranties.  All of the Borrower’s representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

13.6         Other Security and Guaranties.  The Agent, may, without notice or demand and without affecting the Borrower’s obligations hereunder, from time to time:  (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

13.7         Fees and Expenses.  The Borrower agrees to pay to the Agent, for its benefit, on demand, all out-of-pocket costs and expenses that Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) out-of-pocket costs and expenses (including Attorney Costs) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) out-of-pocket costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent’s Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of the Borrower under the Loan Documents that the Borrower fails to pay or take; (f) out-of-pocket costs of appraisals, inspections, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and the Borrower’s operations by the Agent plus the Agent’s then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $850 per day (or portion thereof) for each Person retained or employed by the Agent with respect to each field examination or audit); and (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and out-of-pocket costs and expenses of preserving and protecting the Collateral.  In addition, the Borrower agrees to pay costs and expenses incurred by the Agent (including Attorneys’ Costs) to the Agent, for its benefit, on demand, and to the other Lenders for their benefit, on demand, and all reasonable fees, expenses and disbursements incurred by such other Lenders for one law firm retained by such other Lenders, in each case, paid or incurred to obtain payment of the Obligations, to enforce the Agent’s Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters).  The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower.  All of the foregoing costs and expenses shall be charged to the Borrower’s Loan Account as  Loans as described in Section 3.7.

13.8         Notices.  Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

If to the Agent or to the Bank:

Bank of America, N.A.

55 South Lake Avenue, Suite 900

Pasadena, CA  91101

Attention:  Business Credit-Account Executive –

MWI Veterinary Supply, Co.

Facsimile No.:  626-397-1273

If to the Borrower:

MWI Veterinary Supply Co.

2201 N. 20th Street

Nampa, ID  83687

Attention:  President

Facsimile No.:  208-463-2230

With courtesy copies to:

Bruckmann, Rosser, Sherrill & Co.

126 East 56th Street

29th Floor

New York, NY  10022

Attention:  Bruce Bruckmann

Brett Pertuz

Facsimile No.:  212-521-3799

Kirkland & Ellis

153 East 53rd Street

New York, NY 10022

Attention:  Eunu Chun

Facsimile No.:  212-446-4900

or to such other address as each party may designate for itself by like notice.  Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

13.9         Waiver of Notices.  Unless otherwise expressly provided herein, the Borrower waives presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled.  No notice to or demand on the Borrower which the Agent or any Lender may elect to give shall entitle the Borrower to any or further notice or demand in the same, similar or other circumstances.

13.10       Binding Effect.  The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by the Borrower without prior written consent of the Agent and each Lender.  The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

13.11       Indemnity of the Agent and the Lenders by the Borrower.

(a)           The Borrower agrees to defend, indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, representatives, agents and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender)  be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

(b)           The Borrower agrees to indemnify, defend and hold harmless the Agent and the Lenders from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to the Borrower’s operations, business or property.

This indemnity will apply whether the hazardous substance is on, under or about the Borrower’s property or operations or property leased to the Borrower.  The indemnity includes but is not limited to Attorneys Costs.  The indemnity extends to the Agent and the Lenders, their parents, affiliates, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns.  “Hazardous substances” means any substance, material or waste that is or becomes designated or regulated as “toxic,” “hazardous,” “pollutant,” or “contaminant” or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including petroleum or natural gas.  This indemnity will survive repayment of all other Obligations.

13.12       Limitation of Liability.  NO CLAIM MAY BE MADE BY THE BORROWER, ANY LENDER OR OTHER PERSON AGAINST THE AGENT, ANY LENDER, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND THE BORROWER AND EACH LENDER HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

13.13       Final Agreement.  This Agreement and the other Loan Documents are intended by the Borrower, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them.  This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof, except for that certain “fee letter” dated as of the Closing Date, between the Borrower and the Agent.  No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrower and a duly authorized officer of each of the Agent and the requisite Lenders.

13.14       Counterparts.  This Agreement may be executed in any number of counterparts, and by the Agent, each Lender and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

13.15       Captions.  The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

13.16       Right of Setoff.  In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of the Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured.  Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.  NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER’S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE BORROWER HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

13.17       Confidentiality.

(a)           The Borrower hereby consents that the Agent and each Lender may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Borrower and a general description of the Borrower’s business and may use the Borrower’s name in advertising and other promotional material.

(b)           Each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as “confidential” or “secret” by the Borrower and provided to the Agent or such Lender by or on behalf of the Borrower, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Agent’s or such Lender’s independent auditors, accountants, attorneys and other professional advisors; (7) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder;  (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower is party or is deemed party with the Agent or such Lender; and (9) to its Affiliates; provided, however, that if the Agent or Lender discloses information pursuant to subsection (2), (3) or (4)

of this Section 13.17, such Agent or Lender shall, to the extent it is reasonably able to do so, and to the extent permitted by law, give sufficient notice thereof to Borrower.

13.18       Conflicts with Other Loan Documents.  Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

[Remainder of page blank]

IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

“BORROWER”

MWI VETERINARY SUPPLY CO.
an Idaho corporation

By:		/s/ Mary Pat B Thompson
Name:	Mary Pat B Thompson
Titke:	VP & CEO

“AGENT”

BANK OF AMERICA, N.A., as the Agent

By:	/s/ Steven N. Sharp
	Name:	Steven N. Sharp
	Title:	Vice President

“LENDERS”

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Steven N. Sharp
	Name:	Steven N. Sharp
	Title:	Vice President

[Credit Agreement]

S-1

ANNEX A

to
Credit Agreement

Definitions

Capitalized terms used in the Loan Documents shall have the following respective meanings (unless otherwise defined therein), and all section references in the following definitions shall refer to sections of the Agreement:

“ABC” means Agri Beef Co., an Idaho corporation, and the “Stockholder” under the Recapitalization Agreement.

“Accounts” means, as to any Loan Party,  all of such Loan Party’s now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

“Account Debtor” means each Person obligated in any way on or in connection with an Account.

“ACH Transactions” means any cash management or related services including the automatic clearing house transfer of funds by the Bank for the account of the Borrower or any of its Subsidiaries pursuant to agreement or overdrafts.

“Acquisition” means the acquisition of (a) all or substantially all of the Capital Stock of any Person or (b) all or substantially all of the assets or any line of business of any Person, whether effected by purchase or by merger or other consolidation.

“Adjusted Net Earnings from Operations” means, with respect to any fiscal period, the consolidated net income of Holdings and its Subsidiaries after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding any and all of the following included in such net income:  (a) gain or loss arising from the sale of any capital assets; (b) non-cash gain or non-cash loss arising from any write-up in the book value of any asset; (c) earnings of any Person, substantially all the assets of which have been acquired by the Borrower in any manner, to the extent realized by such other Person prior to the date of acquisition; (d) earnings of any Person (other than a wholly-owned Subsidiary) in which the Borrower has an ownership interest unless (and only to the extent) such earnings shall actually have been received by the Borrower in the form of cash distributions; (e) earnings of any Person to which assets of the Borrower or any of its Subsidiaries shall have been sold, transferred or disposed of, or into which the Borrower or any of its Subsidiaries shall have been merged, or which has been a party with the Borrower or any of its Subsidiaries to any consolidation or other form of reorganization, prior to the date of such transaction; (f) non-cash gain or non-cash loss arising from the acquisition of debt or equity securities of Holdings or any of its Subsidiaries or from cancellation or forgiveness of Debt; (g) non-cash gain or non-cash loss arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction; and (h) unamortized transaction costs incurred in connection with the Recapitalization to the extent the same have been reimbursed by ABC.

“Adjustment Indebtedness” has the meaning given such term in the Recapitalization Agreement.

“Affected Lender” has the meaning specified in Section 4.6.

 “Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, five percent (5%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agent” means the Bank, solely in its capacity as agent for the Lenders, and any successor agent.

“Agent Advances” has the meaning specified in Section 1.2(i).

“Agent’s Liens” means the Liens in the Collateral granted to the Agent, for the benefit of the Lenders, Bank, and Agent pursuant to this Agreement and the other Loan Documents.

“Agent-Related Persons” means the Agent, together with its Affiliates, and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of the Agent and such Affiliates.

“Aggregate Revolver Outstandings” means, at any date of determination:  the sum of (a) the unpaid balance of  Loans, (b) the aggregate amount of Pending  Loans, (c) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit, and (d) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

“Agreement” means the Credit Agreement to which this Annex A is attached, as from time to time amended, modified or restated.

“Anniversary Date” means each anniversary of the Closing Date.

“Applicable Margin” means

(i)                                     with respect to Base Rate  Loans and all other Obligations (other than LIBOR Rate Loans), 0%; and

(ii)                                  with respect to LIBOR  Rate Loans, 2.25%.

The Applicable Margins shall be adjusted (up or down) prospectively on a quarterly basis as determined by Holdings’ consolidated financial performance, commencing with the first day of the first calendar month that begins after the fifth day after delivery of Holdings’ Financial Statements to Lenders for the month ending December 31, 2002.  Adjustments in Applicable Margins shall be determined by reference to the following grids:

If Fixed Charge Coverage Ratio is:	Level of Applicable Margins:
>1.60:1.00	Level I
>1.35:1.00, < 1.60:1.00	Level II
<1.35:1.00	Level III

Low to High

	Applicable Margins
	Level I	Level II	Level III
Base Rate Loans	0.0%	0.0%	0.25%
LIBOR Rate Loans	2.0%	2.25%	2.50%
Applicable L/C Margin	2.0%	2.25%	2.50%

All adjustments in the Applicable Margins after December 31, 2002, shall be implemented quarterly on a prospective basis, for each calendar month commencing at least 5 days after the date of delivery to the Lenders of the monthly unaudited Financial Statements for March, June, September and December evidencing the need for an adjustment; provided, however that if the Applicable Margin is adjusted based upon the unaudited Financial Statements for the last month in any Fiscal Year, and if the audited Financial Statements for such Fiscal Year would result in a different Applicable Margin, then the Applicable Margins shall be adjusted retroactively, and any adjustment in the amount that is then payable by the Borrower shall be made on the next interest payment date.  Concurrently with the delivery of those Financial Statements, the Borrower shall deliver to the Agent and the Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins.  Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required.  If a Default or Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, no reduction may occur until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

“Assigned Contracts” means, collectively, all of the rights and remedies of Holdings and each of its Subsidiaries under, and all moneys and claims for money due or to become due to the Borrower under the Recapitalization Agreement and those contracts set forth on Schedule 1.1, and any other material contracts, and any and all amendments, supplements, extensions, and renewals thereof including all rights and claims of the Borrower now or hereafter existing:  (i) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (ii) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts ; (iii) to all other amounts from time to time paid or payable to Holdings or any of its Subsidiaries under or in connection with any of the foregoing agreements; or (iv) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

“Assignee” has the meaning specified in Section 11.2(a).

“Assignment and Acceptance” has the meaning specified in Section 11.2(a).

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Agent, the reasonably allocated costs and expenses of internal legal services of the Agent.

“Availability” means, at any time (a) the lesser of (i) the Maximum Revolver Amount or (ii) the Borrowing Base, minus (b) Reserves other than Reserves deducted in the calculation of the Borrowing Base, minus (c) in each case, the Aggregate Revolver Outstandings.

“Bank” means Bank of America, N.A., a national banking association, or any successor entity thereto.

“Bank Products” means any one or more of the following types of services or facilities extended to the Borrower or any of its Subsidiaries by the Bank or any affiliate of the Bank in reliance on the Bank’s agreement to indemnify such affiliate:  (i) credit cards; (ii) ACH Transactions; (iii) cash management, including controlled disbursement services; and (iv) Hedge Agreements.

“Bank Product Reserves” means all reserves which the Agent from time to time establishes in its reasonable commercial discretion for the Bank Products then provided or outstanding.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).

“Base Rate” means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Bank in Charlotte, North Carolina as its “prime rate” (the “prime rate” being a rate set by the Bank based upon various factors including the Bank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate).  Any change in the prime rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change.  Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

 “Base Rate Loan” means a Loan during any period in which it bears interest based on the Base Rate.

“Blocked Account Agreement” means an agreement among the Borrower or any Subsidiary Borrower, the Agent and a Clearing Bank, in form and substance reasonably satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral.

“Borrower” has the meaning specified in the preamble to the Agreement.

“Borrowers” means, collectively, the Borrower and each Subsidiary Borrower, and each of them is sometimes referred to herein as “a Borrower.”

“Borrowing” means a borrowing hereunder consisting of Loans made on the same day by the Lenders to the Borrower or by Bank in the case of a Borrowing funded by Non-Ratable Loans or by the Agent in the case of a Borrowing consisting of an Agent Advance, or the issuance of Letters of Credit hereunder.

“Borrowing Base” means, at any time, an amount equal to (a) the sum of (A) eighty-five percent (85%) of the Net Amount of Eligible Accounts; plus (B) seventy percent (70%) of the value of Eligible Inventory; minus (b) Reserves from time to time established by the Agent in its reasonable credit judgment; provided that the aggregate  Loans advanced against Eligible Inventory shall not exceed the Maximum Inventory Loan Amount.

“Borrowing Base Certificate” means a certificate by a Responsible Officer of the Borrower, substantially in the form of Exhibit B (or another form reasonably acceptable to the Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Agent.  All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrower and certified to the Agent; provided, that the Agent shall have the right to review and adjust, in the good faith exercise of its reasonable credit judgment, any such calculation (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that such calculation is not in accordance with this Agreement.

“BRS” means Bruckmann, Rosser, Sherrill & Co., L.L.C.

“Business Day” means (a) any day that is not a Saturday, Sunday, or a day on which banks in Los Angeles, California or Charlotte, North Carolina are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

“Capital Expenditures” means all payments due (whether or not paid during any fiscal period) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or in connection with a Capital Lease, all as determined in accordance with GAAP.

“Capital Lease” means any lease of property by the Borrower or any of its Subsidiaries which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of such Person.

“Capital Stock” means all equity interests in a Person, whether common stock, preferred stock, partnership interests, limited liability company interests, membership interests, options, warrants, stock or equity appreciation rights, or otherwise.

“Change of Control” means (a) prior to consummation of a Qualified Public Offering, the Fund shall cease to have the power to elect (whether by ownership of Capital Stock, contract or otherwise) a majority of the Board of Directors of Holdings, or shall cease to own and control all of the economic and voting rights associated with ownership of at least a majority of the Capital Stock of Holdings, on a fully diluted basis; (b) after consummation of a Qualified Public Offering, (i) any Person or “group” of Persons (within the meaning of the Securities Exchange Act of 1934, as amended) (other than the Fund) shall acquire or become the beneficial owner of shares representing 30% or more of (and the Fund shall cease to beneficially own more than 50% of) the shares of the Capital Stock of Holdings having the power to elect directors of Holdings under ordinary circumstances; (ii) the Fund shall cease to beneficially own more than 50% of the shares of the Capital Stock of Holdings having the power to elect directors of Holdings under ordinary circumstances; or (iii) during any period of twelve (12) months, individuals who at the beginning of such period constituted the Board of Directors of Holdings (together with any new directors whose election to the Board of Directors of Holdings or whose nomination for election was approved by a vote of at least two-thirds of the directors still in office who either were directors at the beginning of such period  or whose election or nomination was so previously approved) cease for any reason other than death or disability to constitute a majority of the directors of Holdings then in office; or (c) at any time,  the Borrower ceases to be a wholly-owned Subsidiary of Holdings or any Subsidiary of the Borrower ceases to be a wholly-owned Subsidiary of the Borrower or (d) at any time, the sale of all or substantially all of the assets of the Borrower or Holdings.

“Chattel Paper” means, with respect to any Person, all of its now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

“Clearing Bank” means the Bank or any other banking institution with whom a Payment Account has been established pursuant to a Blocked Account Agreement.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, and the regulations promulgated thereunder.

“Collateral” means all of real and personal property of Holdings and its Subsidiaries and all other assets of any Person from time to time subject to Agent’s Liens securing payment or performance of the Obligations.

“Collateral Assignment” means the Collateral Assignment of Rights under Recapitalization Agreement, dated as of the Closing Date, from Holdings and Fund to the Agent, and the Consent of Stockholder by ABC, each as amended, supplemented or otherwise modified from time to time.

“Commitment” means, at any time with respect to a Lender, the principal amount set forth beside such Lender’s name under the heading “Commitment” on Schedule 1.2 attached to the Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 11.2, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 11.2, and “Commitments” means, collectively, the aggregate amount of the commitments of all of the Lenders.

“Contaminant” means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, or polychlorinated biphenyls (“PCBs”).

“Continuation/Conversion Date” means the date on which a Loan is converted into or continued as a LIBOR Rate Loan.

“Copyright Security Agreement” means, collectively, the Copyright Security Agreements dated as of the date hereof or hereafter, in each case made by a Loan Party and delivered to the Agent, for the benefit of the Agent and the Lenders, for recordal purposes with the U.S. Copyright Office.

“Credit Support” has the meaning specified in Section 1.4(a).

“Dating Program Receivables” means Accounts arising from Inventory sold by the Borrower or a Subsidiary Borrower under a program providing for terms greater than 90 days.

“Debt” of a Person means, without duplication, all liabilities, obligations and indebtedness of such Person to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, consisting of indebtedness for borrowed money or the deferred purchase price of property, including (a) all Obligations; (b) all obligations and liabilities of any Person secured by any Lien on such Person’s property, even though such Person shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Person prepared in accordance with GAAP; (c) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by such Person, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Person, prepared in accordance with GAAP; (d) all obligations and liabilities under Guaranties, (e) the present value (discounted at the Base Rate) of lease payments due under synthetic leases; and (f) Hedge Agreements.  Liabilities in respect of endorsements of negotiable instruments for collection in the ordinary course of business and trade payables incurred in the ordinary course of business do not constitute “Debt”.

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

“Default Rate” means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate (without giving effect to the Default Rate) plus (b) two percent (2%) per annum.  Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate.  In addition, the Default Rate shall result in an increase in the Letter of Credit Fee by 2 percentage points per annum.

“Defaulting Lender” has the meaning specified in Section 12.15(c).

“Denver Property” means the Real Property owned by the Borrower on the Closing Date, more commonly known as 10801 East 54th Street, Denver, Colorado 80239.

“Derivative Reserve” means, at any time that a Default or Event of Default has occurred and is continuing or Availability is less than $5,000,000, a reserve for credit exposure with respect to any Interest Rate Agreement in such amount as determined by Bank in its reasonable commercial discretion and notified to the Agent.

“Designated Account” has the meaning specified in Section 1.2(c).

“Dilution” means any and all potential offsets to an Account, including pricing adjustments, customer returns, customer cancellations, and other claims.

“Dilution Reserve” means, as of any date of determination, a reserve equal to 2% of Eligible Accounts for every 1% of Dilution in excess of 7.5% of gross sales, measured for the preceding quarter.

“Distribution” means, in respect of any Capital Stock of any Person: (a) the payment or making of any dividend or other distribution of cash or other property in respect of such Capital Stock of such Person, other than distributions in Capital Stock of the same class; or (b) the redemption or other acquisition by such Person of any Capital Stock (or any options or warrants for such stock) of such Person.

“Documents” means all documents as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by the Borrower or any of its Subsidiaries.

“DOL” means the United States Department of Labor or any successor department or agency.

“Dollar” and “$” means dollars in the lawful currency of the United States.  Unless otherwise specified, all payments under the Agreements shall be made in Dollars.

“EBITDA” of a Person means, with respect to any fiscal period of such Person, Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that fiscal period, interest expenses, Federal, state, local and foreign income taxes, depreciation and amortization.

“Eligible Accounts” means the Accounts of Borrower or a Subsidiary Borrower which the Agent in the exercise of its reasonable commercial discretion determines to be Eligible Accounts.  Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Accounts shall not, unless the Agent in its sole discretion elects, include any Account:

(a)                                  with respect to which more than 97 days have elapsed since the date of the original invoice therefor or which is more than 52 days past due (other than Dating Program Receivables);

(b)                                 with respect to which any of the representations, warranties, covenants, and agreements contained in the Security Agreement are incorrect or have been breached;

(c)                                  with respect to which Account (or any other Account due from such Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

(d)                                 which represents a progress billing (as hereinafter defined) or as to which the Borrower or a Subsidiary Borrower has extended the time for payment without the consent of the Agent; for the purposes hereof, “progress billing” means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor’s obligation to pay such invoice is conditioned upon the Borrower’s completion of any further performance under the contract or agreement;

(e)                                  with respect to which any one or more of the following events has occurred to the Account Debtor on such Account:  death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the

Account Debtor, including, without limitation, the appointment of or taking possession by a “custodian,” as defined in the Federal Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

(f)                                    if fifty percent (50%) or more of the aggregate Dollar amount of outstanding Accounts owed at such time by such Account Debtor thereon is classified as ineligible under clause (a) above;

(g)                                 owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States of America or Canada (other than the Province of Newfoundland); or (ii) is not organized under the laws of the United States of America or Canada or any state or province thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit reasonably satisfactory to the Agent in its discretion;

(h)                                 owed by an Account Debtor which is an Affiliate or employee of any Loan Party;

(i)                                     except as provided in clause (k) below, with respect to which either the perfection, enforceability, or validity of the Agent’s Liens in such Account, or the Agent’s right or ability to obtain direct payment to the Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

(j)                                     owed by an Account Debtor to which Holdings or any of its Subsidiaries, is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

(k)                                  owed by the government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq.), and any other steps necessary to perfect the Agent’s Liens therein, have been complied with to the Agent’s satisfaction with respect to such Account;

(l)                                     owed by any state, municipality, or other political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which the Agent determines that its Lien therein is not or cannot be perfected;

(m)                               which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

(n)                                 which is evidenced by a promissory note or other instrument or by chattel paper;

(o)                                 if the Agent believes, in the exercise of its commercially reasonable judgment, that the prospect of collection of such Account is impaired or that the Account is reasonably likely not to be paid by reason of the Account Debtor’s financial inability to pay;

(p)                                 with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit the Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;

(q)                                 which arises out of a sale not made in the ordinary course of business;

(r)                                    with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the Borrower or the applicable Subsidiary Borrower, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

(s)                                  owed by an Account Debtor which is obligated to the Borrower or any Subsidiary Borrower respecting Accounts which are otherwise Eligible Accounts the aggregate unpaid balance of which exceeds ten percent (10%) (except for Banfield-The Pet Hospital, which is subject to a limit of twenty percent (20%)) of the aggregate unpaid balance of all Eligible Accounts owed to the Borrower and the Subsidiary Borrowers at such time by all of the Account Debtors, but only to the extent of such excess;

(t)                                    which is not subject to a first priority and perfected security interest in favor of the Agent for the benefit of the Lenders.

(u)                                 which is payable in cash on delivery of the Inventory;

(v)                                 which is a Dating Program Receivable with respect to which more than 240 days have elapsed since the date of the original invoice therefor or which is more than 20 days past due;

(w)                               which is a Dating Program Receivable to the extent that such Account, together with all other Dating Program Receivables which are otherwise Eligible Accounts, exceeds 20% of the aggregate unpaid balance of all Eligible Accounts owed to the Borrower and the Subsidiary Borrowers by all Account Debtors; or

(x)                                   finance charges or accrued incentive credits of any kind.

If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of Eligible Accounts.

“Eligible Assignee” means (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000; (b) any Lender listed on the signature page of this Agreement; (c) any Affiliate of any Lender; and (d) if an Event of Default has occurred and is continuing, any Person reasonably acceptable to the Agent.

“Eligible Inventory” means Inventory, valued at the lower of cost (on a weighted average basis) or market, which the Agent, in its reasonable commercial discretion, determines to be Eligible Inventory.  Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Inventory shall not, unless the Agent in its sole discretion elects, include any Inventory:

(a)                                  that is not owned by the Borrower or a Subsidiary Borrower;

(b)                                 that is not subject to the Agent’s Liens, which are perfected as to such Inventory, or that are subject to any other Lien whatsoever (other than the Liens described in clause (d) of the definition of Permitted Liens provided that such Permitted Liens (i) are junior in priority to the Agent’s Liens or subject to Reserves and (ii) do not impair directly or indirectly the ability of the Agent to realize on or obtain the full benefit of the Collateral);

(c)                                  that is not finished goods;

(d)                                 that consists of raw materials, work-in-process, chemicals, samples, prototypes, supplies, or packing and shipping materials;

(e)                                  that is Morgue Inventory, is not in good condition, is unmerchantable, or does not meet all standards imposed by any Governmental Authority, having regulatory authority over such goods, their use or sale (including any Pharmaceutical Regulatory Authority);

(f)                                    that is Excess Pro Heart Inventory or other Inventory to the extent that the amount of any product is in excess of the amount reasonably estimated to be salable within the next 12 months, or that is otherwise not currently either usable or salable, at prices approximating at least cost, in the normal course of business;

(g)                                 that is obsolete or returned or repossessed or used goods taken in trade;

(h)                                 that is located outside the United States of America (or that is in-transit);

(i)                                     that is located in a public warehouse or in possession of a bailee or in a facility leased by the Borrower, unless either (x) the warehouseman, or the bailee, or the lessor has delivered to the Agent, if requested by the Agent, a subordination or lien waiver agreement in form and substance reasonably satisfactory to the Agent or (y) a Reserve for rents or storage charges has been established for Inventory at that location;

(j)                                     that contains or bears any Proprietary Rights licensed to the Borrower or any Subsidiary Borrower by any Person, if the Agent is not satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of the Security Agreement and Section 9.2 without infringing the rights of the licensor of such Proprietary Rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and, as to which the Borrower or the applicable Subsidiary Borrower has not delivered to the Agent a consent or sublicense agreement from such licensor in form and substance reasonably acceptable to the Agent if requested;

(k)                                  that is not reflected in the details of a current perpetual inventory report; or

(l)                                     that is Inventory placed or held on consignment;

(m)                               that is warranty repair or damaged inventory; or

(n)                                 that is in possession of a salesperson, or is special order or trade show Inventory.

If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

“Environmental Claims” means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for a Release or injury to the environment.

“Environmental Compliance Reserve” means any reserve which the Agent establishes in its reasonable commercial discretion after prior written notice to the Borrower from time to time for amounts that are reasonably likely to be expended by the Borrower or any of its Subsidiaries in order for the Borrower or any of its Subsidiaries and its operations and property (a) to comply with any notice from a Governmental Authority asserting material non-compliance with Environmental Laws, or (b) to correct any such material non-compliance identified in a report delivered to the Agent and the Lenders pursuant to Section 7.7.

“Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

“Environmental Lien” means a Lien in favor of any  Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

“Equipment” of a Person means all of such Person’s now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by such Person and all of such Person’s rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

“ERISA” means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan, or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Event of Default” has the meaning specified in Section 9.1.

“Excess Pro Heart Inventory” means Pro Heart 6 manufactured by Fort Dodge representing the amount reasonably estimated to be in excess of the amount which is salable in the next 12 months.

“Exchange Act” means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

“FDIC” means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight

Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Feeders” means Feeder’s Advantage, LLC, an Idaho limited liability company and an Affiliate of Borrower.

“Financial Statements” means, according to the context in which it is used, the financial statements referred to in Sections 5.2 and 6.6 or any other financial statements required to be given to the Lenders pursuant to this Agreement.

“Fiscal Year” means the fiscal year of Holdings and its Subsidiaries for financial accounting purposes.  The current Fiscal Year will end on September 30, 2002.

“Fixed Assets” means the Equipment and Real Estate of the Borrower and its Subsidiaries.

“Fixed Charge Coverage Ratio” means, with respect to any fiscal period, the ratio of EBITDA of Holdings and its Subsidiaries to Fixed Charges of Holdings and its Subsidiaries.

“Fixed Charges” means, with respect to any fiscal period of any Person on a consolidated basis, without duplication, cash interest expense, Capital Expenditures (excluding (i) computer hardware acquired from ABC in June 2002 and (ii) Capital Expenditures funded with Debt other than Loans, but including, without duplication, all scheduled principal payments with respect to such Debt), scheduled principal payments of Debt, Federal, state, local and foreign income taxes, excluding deferred taxes, cash dividends on Capital Stock of Holdings and repurchases of Capital Stock of Holdings or any of its Subsidiaries.

“Fronting Fee” has the meaning specified in Section 2.6.

“Fund” means Bruckmann, Rosser, Sherrill & Co. II, L.P., a Delaware limited partnership, and, prior to the consummation of the Transactions, the sole shareholder of Holdings.

“Funding Date” means the date on which a Borrowing occurs.

 “GAAP” means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.

“General Intangibles” of a Person means all of such Person’s now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of such Person of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, designs, blueprints, plans, specifications, goodwill, computer software, customer lists, licenses, franchises, tax refund claims, any funds which may become due to such Person in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to such Person from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Person is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to such Person.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guaranty” means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the “guaranteed obligations”), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

“Hedge Agreement” means any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

“Holdings” means MWI Holdings, Inc., a Delaware corporation, and immediately following consummation of the Transactions, the sole stockholder of Borrower.

“Holdings Guaranty” means the Guaranty executed by Holdings on the Closing Date for the benefit of the Agent and the Lenders.

“Instruments” means all instruments as such term is defined in the UCC, now owned or hereafter acquired by the Borrower or any of its Subsidiaries.

“Interest Period” means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Continuation/Conversion Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, or three months thereafter as selected by the Borrower in its Notice of Borrowing, in the form attached hereto as Exhibit D, or Notice of Continuation/Conversion, in the form attached hereto as Exhibit E, provided that:

(a)                                  if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(b)                                 any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)                                  no Interest Period shall extend beyond the Stated Termination Date.

“Interest Rate” means each or any of the interest rates, including the Default Rate, set forth in Section 2.1.

“Interest Rate Agreement” means a Hedge Agreement between the Borrower and a Lender providing for hedging of interest rate fluctuations, which Hedge Agreement shall be in form and substance satisfactory to the Agent

“Inventory” of a Person means all of such Person’s now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in such Person’s business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

“Investment Property” of a Person means all of such Person’s right title and interest in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

“IRS” means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

“Joinder Agreement” means an agreement, substantially in the form of Exhibit G hereto, pursuant to which any Subsidiary of the Borrower formed or acquired in connection with a Permitted Acquisition becomes a “Subsidiary Borrower” under this Agreement and a Loan Party.

“Latest Projections” means:  (a) on the Closing Date and thereafter until the Agent receives new projections pursuant to Section 5.2(d), the projections of the financial condition, results of operations, and cash flows of the Borrower and its Subsidiaries, for the period commencing on June 1, 2002, and ending on September 30, 2004, and delivered to the Agent prior to the Closing Date and attached at Exhibit H hereto; and (b) thereafter, the projections most recently received by the Agent pursuant to Section 5.2(d).

“Lender” and “Lenders” have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and the Bank to the extent of any Non-Ratable Loan outstanding; provided that no such Agent Advance or Non-Ratable Loan shall be taken into account in determining any Lender’s Pro Rata Share.

“Letter of Credit” has the meaning specified in Section 1.4(a).

“Letter of Credit Fee” has the meaning specified in Section 2.6.

“Letter of Credit Issuer” means the Bank, any affiliate of the Bank or any other financial institution that issues any Letter of Credit pursuant to this Agreement.

“Letter of Credit Subfacility” means $5,000,000.

“LIBOR Rate” means, for any Interest Period, with respect to LIBOR Rate Loans, the rate of interest per annum determined pursuant to the following formula:

LIBOR Rate =	Offshore Base Rate
1.00 - Eurodollar Reserve Percentage

Where,

“Offshore Base Rate” means the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.  If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.  If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by Agent as the rate of interest at which dollar deposits in the approximate amount of the LIBOR Rate Loan comprising part of such Borrowing would be offered by the Bank’s London Branch to major banks in the offshore dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).  The Offshore Rate for each outstanding LIBOR Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“LIBOR  Rate Loan” means a  Loan during any period in which it bears interest based on the LIBOR Rate.

“Lien” means:  (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property; and (c) any contingent or other agreement to provide any of the foregoing.

“Loan Account” means the loan account of the Borrower and the Subsidiary Borrowers, which account shall be maintained by the Agent.

“Loan Documents” means this Agreement, the Notes, each Joinder Agreement, the Patent and Trademark Security Agreements, the Copyright Security Agreement, the Security Agreement, the Mortgages, the Holdings Guaranty, any other Guaranty of the Obligations, the Collateral Assignment, and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

“Loan Party” means each of Holdings, the Borrower, each Subsidiary Borrower, and each other Person guaranteeing or otherwise liable for the Obligations.

“Loans” means, collectively, all loans and advances provided for in Article 1, including each Agent Advance and Non-Ratable Loan.

“Majority Lenders” means at any date of determination Lenders whose Pro Rata Shares aggregate more than 50%.

“Management Agreement” means that certain Management and Consulting Services Agreement dated as of the Closing Date among the Borrower, BRS and ABC, as amended or otherwise modified to the extent permitted hereunder.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U  or X of the Federal Reserve Board.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of (i) the Borrower, (ii) any Subsidiary Borrower, (iii) the Collateral (taken as a whole) or (iv) the Borrowers and all guarantors of the Obligations (taken as a whole); (b) a material impairment of the ability of the Borrower or any Affiliate of Borrower to perform under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Holdings or any of its Subsidiaries of any Loan Document to which it is a party.

“Maximum Inventory Loan Amount” means $45,000,000.

“Maximum Liability” has the meaning specified in Section 1.6(f).

“Maximum Rate” has the meaning specified in Section 2.3.

“Maximum Revolver Amount” means $70,000,000.

“Morgue Inventory” means Inventory which the Borrower or any Subsidiary Borrower has determined is unmerchantable due to limited shelf life, as reflected on the  “Morgue Inventory Report” prepared by the Borrower or such Subsidiary Borrower in the ordinary course of business and in accordance with the standards described on Schedule 6.31 hereto times 1.5.

“Mortgages” means and includes any and all of the mortgages, deeds of trust, deeds to secure debt, assignments and other instruments executed and delivered by the Borrower  or any of its Subsidiaries to or for the benefit of the Agent by which the Agent, on behalf of the Lenders, acquires a Lien on the Real Estate or a collateral assignment of such Person’s interest under leases of Real Estate, and all amendments, modifications and supplements thereto.

“Multi-employer Plan” means a “multi-employer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by the Borrower or any ERISA Affiliate.

“Net Amount of Eligible Accounts” means, at any time, the gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits, allowances, accrued rebates, offsets, deductions, finance charges, incentive payments, counterclaims, disputes and other defenses of any nature at any time issued, owing, granted, outstanding, available or claimed (without duplication of any amounts excluded from Eligible Accounts).

“Non-Ratable Loan” and “Non-Ratable Loans” have the meanings specified in Section 1.2(h).

“Notes” has the meaning specified in Section 1.2(a)(ii).

“Notice of Borrowing” has the meaning specified in Section 1.2(b).

“Notice of Continuation/Conversion” has the meaning specified in Section 2.2(b).

“Obligations” means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by Holdings or any of its Subsidiaries to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys’ fees, filing fees and any other sums chargeable to Holdings or any of its Subsidiaries hereunder or under any of the other Loan Documents.  “Obligations” includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit and (b) all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products provided to Holdings or any of its Subsidiaries.

“Other Taxes” means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

“Participant” means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“Patent and Trademark Security Agreements” means, collectively, each Patent and Trademark Security Agreement, dated as of the date hereof or hereafter, in each case made by a Loan Party and delivered to the Agent, for the benefit of the Agent and the Lenders, for recordal purposes with the U.S. Patent and Trademark Office.

“Payment Account” means each bank account established pursuant to the Security Agreement, to which the proceeds of Accounts and other Collateral and all other receipts are deposited or credited, and which is maintained in the name of the Agent or the Borrower or a Subsidiary Borrower, as the Agent may determine, on terms reasonably acceptable to the Agent giving Agent control of such bank account (within the meaning of the UCC).

“PBGC” means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

“Pending  Loans” means, at any time, the aggregate principal amount of all  Loans requested in any Notice of Borrowing received by the Agent which have not yet been advanced.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which Holdings or any of its Subsidiaries sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multi-employer Plan has made contributions at any time during the immediately preceding five (5) plan years.

“Permitted Acquisition” means an Acquisition consummated by the Borrower if all of the following conditions are satisfied or waived in accordance with the Agreement:

 (a) the Person acquired or from whom the assets or line of business are acquired is in the same line of business as that engaged in by the Borrower on the Closing Date or reasonably related thereto;

(b) such Acquisition is not a hostile or contested acquisition;

 (c) the business acquired is located in the United States and any Person whose Capital Stock is acquired is organized under the Requirements of Law of the United States and will become a wholly-owned Subsidiary of the Borrower;

(d) at the time of such Acquisition and after giving effect to any Loans made to consummate such Acquisition, Availability is no less than the greater of (i) $5,000,000 and (ii) 10% of the lesser of (x) the Maximum Revolver Amount and (y) the Borrowing Base, and the Agent shall have received a certificate of a Responsible Officer so certifying and demonstrating in reasonable detail compliance with such requirement;

(e) no Default or Event of Default has occurred and is continuing or would result from consummation of such Acquisition;

(f) before and after giving effect to the Acquisition, each representation and warranty in the Loan Documents shall be true and correct in all material respects (except those specifically applying to a particular date, and except to the extent that the Agent and the Lenders have been notified in writing that any such representation and warranty is not correct and the Required Lenders have waived such compliance);

(g) all assets so acquired, and any assets of the Person whose Capital Stock is so acquired, shall be free and clear of all Liens, other than Permitted Liens;

(h) no Loan Party shall, as a result of or in connection with such Acquisition assume or incur any direct or contingent liabilities (including those relating to Environmental Laws, taxes, litigation or similar proceedings, or otherwise) that could reasonably be expected to have a Material Adverse Effect; and

(i)  the Borrower complies with the requirements of Section 7.28.

“Permitted Liens” means:

(a)                                  Liens imposed by a Governmental Authority for taxes not delinquent or statutory Liens for taxes in an amount not to exceed $100,000 provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on Borrower’s books and records and a stay of enforcement of any such Lien is in effect;

(b)                                 the Agent’s Liens;

(c)                                  Liens consisting of pledges or deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

(d)                                 Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that if any such Lien arises from the nonpayment of such claims or demand when due, such claims or demands do not exceed $100,000 in the aggregate and such claims or demands are not more than 30 days past due;

(e)                                  Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of the Borrower’s business;

(f)                                    Liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such Liens would not result in an Event of Default pursuant to Section 9.1(k) and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material Property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect;

(g)                                 bankers liens with respect to deposit accounts (other than the Payment Account);

(h)                                 Liens in existence on the Closing Date and listed on Schedule 6.9 encumbering only the assets described on such Schedule;

(i)                                     licenses of Proprietary Rights in the ordinary course of business; and

(j)                                     Liens securing Debt permitted under Section 7.13(g).

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

“Pharmaceutical Regulatory Agency” means any federal, state or local department, agency or other instrumentality having jurisdiction over the Borrower or any of its Subsidiaries and the purchase, sale, processing or storage of Inventory consisting of pharmaceuticals or controlled substances.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which Holdings or any of its Subsidiaries sponsors or maintains or to which Holdings or any of its Subsidiaries makes, is making, or is obligated to make contributions and includes any Pension Plan.

“Proprietary Rights” of a Person means all of such Person’s now owned and hereafter arising or acquired:  patents, patent rights, patent applications, inventions (whether or not patentable), copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade dress, trademark and service mark registrations and applications therefor, including any of the foregoing set forth on Schedule 6.12 hereto, trade secrets, confidential information and know-how, rights to use names and likenesses, and all licenses to any of the foregoing, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

“Pro Rata Share” means, (a) with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender’s Commitment and the denominator of which is the sum of the amounts of all of the Lenders’ Commitments, or (b) if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders, in each case of the numerator and denominator in this clause (b) giving effect to a Lender’s participation in Non-Ratable Loans and Agent Advances.

“Qualified Public Offering” means a fully underwritten public offering of the shares of the Capital Stock of Holdings which results in Holdings’ receipt of net cash proceeds of at least $25,000,000.

“Real Estate” means all of now or hereafter owned or leased estates in real property of the Borrower and its Subsidiaries, including, without limitation, all fees, leaseholds and future interests, together with all now or hereafter owned or leased interests of the Borrower and its Subsidiaries in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

“Recapitalization Agreement” means that certain Recapitalization and Stock Purchase Agreement dated as of June 18, 2002 by and among Holdings, Borrower and ABC, as amended, restated or modified from time to time to the extent permitted hereunder.

“Recapitalization” has the meaning given such term in the recitals to this Agreement.

“Register” has the meaning specified in Section 11.2(g).

“Release” means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

“Reportable Event” means, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Required Lenders” means at any time Lenders whose Pro Rata Shares aggregate more than 66-2/3%.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Reserves” means reserves that limit the availability of credit hereunder, consisting of reserves against Availability, Eligible Accounts or Eligible Inventory, established by Agent from time to time in Agent’s reasonable credit judgment.  Without limiting the generality of the foregoing, the following types of reserves shall be deemed to be a reasonable exercise of Agent’s credit judgment: (a) Bank Product Reserves, (b) a reserve for accrued, unpaid interest on the Obligations, (c) the Derivative Reserve, (d) reserves for rent at leased locations for which an agreement, in form and substance reasonably satisfactory to the Agent, has not been delivered to the Agent, (e) Environmental Compliance Reserves, (f) customs charges, (g) the Dilution Reserve, and (h) warehousemen’s or bailees’ charges.

“Responsible Officer” means the chief executive officer or the president of the Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, certifications of financial statements and the preparation of the Borrowing Base Certificate, the chief financial officer or the treasurer of the Borrower, or any other officer having substantially the same authority and responsibility.

“Restricted Investment” means any acquisition of property by Holdings or any of its Subsidiaries in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, except the following:

(a) acquisitions of Equipment to be used in the business of the Borrower and its Subsidiaries so long as no Default or Event of Default would occur as a result of the acquisition thereof; (b) acquisitions of Inventory in the ordinary course of business of the Borrower and its Subsidiaries ; (c) acquisitions of current assets acquired in the ordinary course of business of the Borrower and its Subsidiaries; (d) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (e) acquisitions of certificates of deposit maturing within one year from the date of acquisition, bankers’ acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States of America or any state thereof having capital and surplus aggregating at least $100,000,000; (f) acquisitions of commercial paper given a rating of “A2” or better by Standard & Poor’s Corporation or “P2” or better by Moody’s Investors Service, Inc. and maturing not more than 90 days from the date of creation thereof; (g) Permitted Acquisitions; (h) Interest Rate Agreements; (i) evidences of Debt or Capital Stock received from customers and suppliers in settlement of Accounts owed to, or claims of, the Borrower or any of its Subsidiaries; and (j) investments by the Borrower in Feeders, Vedco, Inc. and Agri-Laboratories, Ltd., in amounts not to exceed the investment existing as of the Closing Date.

“Security Agreement” means the Security Agreement of even date herewith among Holdings, Borrower and Agent for the benefit of Agent and other Lenders.

“Settlement” and “Settlement Date” have the meanings specified in Section 12.15(a)(ii).

“Solvent” means, when used with respect to any Person, that at the time of determination:

(a)                                  the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities); and

(b)                                 the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

(c)                                  it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

(d)                                 it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Stated Termination Date” means June 18, 2007.

“Stockholders Agreement” means that certain Stockholders Agreement, dated as of the Closing Date, among ABC, Fund, and the other stockholders of Holdings, as it may be amended, supplemented or otherwise modified to the extent not prohibited hereunder.

“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting Capital Stock or other equity interests, is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.  Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of the Borrower.

“Subsidiary Borrower” means each wholly-owned Subsidiary of the Borrower acquired in (or formed to effect) a Permitted Acquisition which becomes a Borrower hereunder.

“Supporting Letter of Credit” has the meaning specified in Section 1.4(g).

“Supporting Obligations” means all supporting obligations as such term is defined in the UCC.

“Tangible Assets” means all assets of Holdings and its consolidated Subsidiaries except: (a) deferred assets, other than prepaid insurance premiums and prepaid taxes; (b) Proprietary Rights, franchises, goodwill, and other similar intangibles; (c) Restricted Investments; (d) unamortized debt discount and expense; (e) assets constituting Accounts from or Debt owed by Affiliates; and (f) fixed assets to the extent of any write-up in the book value thereof resulting from a revaluation effective after the Closing Date.  For the avoidance of doubt, Tangible Assets shall include the book value of Borrower’s equity investments in Feeders, Vedco, Inc. and Agri-Laboratories, Ltd.

“Tangible Net Worth” means, at any date: (a) the book value (after deducting related depreciation, obsolescence, amortization, valuation and other proper reserves as determined in accordance with GAAP) at which the Tangible Assets would be shown on a consolidated balance sheet of Holdings at such date prepared in accordance with GAAP less (b) the amount at which the liabilities of Holdings and its consolidated Subsidiaries would be shown on such balance sheet, including as liabilities all reserves for contingencies and other potential liabilities which would be shown on such balance sheet or disclosed in the notes thereto.

“Taxes” means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Agent’s or each Lender’s net income in any the jurisdiction (whether federal, state or local and including any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

“Termination Date” means the earliest to occur of (i) the Stated Termination Date, (ii) the date this Agreement is terminated either by the Borrower pursuant to Section 3.2 or by the Required Lenders pursuant to Section 9.2, and (iii) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.

“Transaction Documents” means the Loan Documents, the Recapitalization Agreement, the Stockholders Agreement, the Transition Services Agreement, the Management Agreement, others.

“Transactions” means (a) the Recapitalization, (b) the repayment of the Debt of the Borrower on the Closing Date, and (c) the loan transactions contemplated by the Credit Agreement.

“Transition Services Agreement” means that certain Transition Services Agreement dated as of the Closing Date by and among ABC, Holdings and Borrower, as it may be amended, supplemented or otherwise modified to the extent not prohibited hereunder.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unused Letter of Credit Subfacility” means an amount equal to $5,000,000 minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

“Unused Line Fee” has the meaning specified in Section 2.5.

Accounting Terms.  Any accounting term used in the Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations in the Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.  In the event that any accounting change of the Financial Accounting Standards Board shall be promulgated resulting in a change in the method of calculation of financial covenants, financial standards or other terms in this Agreement, then the Borrower and the Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such accounting changes to the effect that the criteria for evaluating the financial condition of Holdings and its Subsidiaries shall be the same after such accounting changes as if such accounting changes had not been made.  Until such time as such an amendment shall have been executed and delivered by the Borrower, the Agent and the Required Lenders, all financial covenants, financial standards and other terms in this Agreement shall continue to be calculated or construed as if such accounting changes had not occurred.

Interpretive Provisions.  (a)  The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)                                 The words “hereof,” “herein,” “hereunder” and similar words refer to the Agreement as a whole and not to any particular provision of the Agreement; and Subsection, Section, Schedule and Exhibit references are to the Agreement unless otherwise specified.

(c)                                  (i)                                     The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(ii)                                  The term “including” is not limiting and means “including without limitation.”

(iii)                               In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(iv)                              The word “or” is not exclusive.

(d)                                 Unless otherwise expressly provided herein, (i) references to agreements (including the Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(e)                                  The captions and headings of the Agreement and other Loan Documents are for convenience of reference only and shall not affect the interpretation of the Agreement.

(f)                                    The Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters.  All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(g)                                 For purposes of Section 9.1, a breach of a financial covenant contained in Sections 7.22 and 7.23 shall be deemed to have occurred as of any date of determination thereof by the Agent or as of the last day of any specified measuring period, regardless of when the Financial Statements reflecting such breach are delivered to the Agent.

(h)                                 The Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrower and the other parties, and are the products of all parties.  Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent’s or Lenders’ involvement in their preparation.

EXHIBIT A

FORM OF NOTE

$	June , 2002

FOR VALUE RECEIVED, the undersigned, MWI VETERINARY SUPPLY CO., an Idaho corporation (the “Borrower”) promises to pay to the order of                                        (the “Lender”) at the office of Bank of America, N.A., at 55 South Lake Avenue, Suite 900, Pasadena, California 91101, as Agent (in its capacity as agent, the “Agent”) for the financial institutions from time to time parties to that certain Credit Agreement (as defined below), in lawful money of the United States of America and in immediately available funds, the principal amount of                                        Dollars ($                                 ), or such lesser amount as may then constitute the unpaid aggregate principal amount on the Termination Date of the Loans made to the Borrower.

The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the dates and at the rate specified in Article 2 of the Credit Agreement.

If any payment on this promissory note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

This promissory note is one of the Notes referred to in the Credit Agreement, dated as of June    , 2002, by and among MWI VETERINARY SUPPLY CO., an Idaho corporation, as the Borrower, the Agent and the Lenders (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein without definition shall have the meanings given to such terms in the Credit Agreement.  The Credit Agreement, among other things, provides for the making of Loans by the Lenders to the Borrower from time to time in an amount not to exceed such Lender’s Pro Rata Share of Availability.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this promissory note shall become, or may be declared to be, immediately due and payable, all as provided therein.

This promissory note is secured by security agreements and other collateral documents pursuant to the Credit Agreement.

The Borrower hereby waives presentment, demand, protest and notice of any kind.  No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

This Note is not assignable or otherwise transferable except in accordance with the Credit Agreement.

THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS PROMISSORY NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

MWI VETERINARY SUPPLY CO.,
an Idaho corporation

By:
Name:
Title:

EXHIBIT B

FORM OF BORROWING BASE CERTIFICATE

EXHIBIT C

FINANCIAL STATEMENTS

EXHIBIT D

NOTICE OF BORROWING

Date:                                    , 200

To:                              Bank of America, N.A. as Agent for the Lenders who are parties to the Credit Agreement dated as of                       , 2002 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among MWI Veterinary Supply Co., certain Lenders which are signatories thereto and Bank of America, N.A., as Agent

Ladies and Gentlemen:

The undersigned, MWI Veterinary Supply Co (the “Borrower”), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the Borrowing specified below:

1.                                       The Business Day of the proposed Borrowing is                        , 200   .

2.                                       The aggregate amount of the proposed Borrowing is $                     ..

3.                                       The Borrowing is to be comprised of $            of Base Rate and $              of LIBOR Rate Loans.

4.                                       The duration of the Interest Period for the LIBOR Rate Loans, if any, included in the Borrowing shall be               months.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a)                                  The representations and warranties of Holdings and its Subsidiaries contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects as though made on and as of such date as though made on and as of such date, other than any representation and warranty which relates specifically to a prior date;

(b)                                 No Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing;

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(c)                                  No event has occurred and is continuing, or would result from such Borrowing, which has had or would have a Material Adverse Effect; and

(d)                                 The proposed Borrowing will not cause the aggregate principal amount of all outstanding Loans plus the aggregate amount available for drawing under all outstanding Letters of Credit, to exceed the Borrowing Base or the combined Commitments of the Lenders.

MWI VETERINARY SUPPLY CO.

By:
Name:
Title:

2

EXHIBIT E

NOTICE OF CONTINUATION/CONVERSION

Date:                  , 200

To:                              Bank of America, N.A. as Agent for the Lenders to the Credit Agreement dated as of               , 2002 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among MWI Veterinary Supply Co., certain Lenders which are signatories thereto and Bank of America, N.A., as Agent

Ladies and Gentlemen:

The undersigned, MWI Veterinary Supply Co. (the “Borrower”), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the [conversion] [continuation] of the Loans specified herein, that:

1.                                       The Continuation/Conversion Date is             , 200  .

2.                                       The aggregate amount of the Loans to be [converted] [continued] is $              .

3.                                       The Loans are to be [converted into] [continued as] [LIBOR Rate] [Base Rate] Loans.

4.                                       The duration of the Interest Period for the LIBOR Rate Loans included in the [conversion] [continuation] shall be       months.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Continuation/Conversion Date, before and after giving effect thereto and to the application of the proceeds therefrom:

(a)                                  The representations and warranties of Holdings and its Subsidiaries contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects as though made on and as of such date as though made on and as of such date, other than any representation and warranty which relates specifically to a prior date;

(b)                                 No Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing;

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(c)                                  No event has occurred and is continuing, or would result from such Borrowing, which has had or would have a Material Adverse Effect; and

(d)                                 The proposed conversion-continuation will not cause the aggregate principal amount of all outstanding  Loans plus the aggregate amount available for drawing under all outstanding Letters of Credit to exceed the Borrowing Base or the combined Commitments of the Lenders.

MWI VETERINARY SUPPLY CO.

By:
Name:
Title:

2

EXHIBIT F

[FORM OF] ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Assignment and Acceptance”) dated as of                                  , 200    is made between                                                        (the “Assignor”) and                                                        (the “Assignee”).

RECITALS

WHEREAS, the Assignor is party to that certain Credit Agreement dated as of                      , 2002 (as amended, amended and restated, modified, supplemented or renewed, the “Credit Agreement”) among MWI Veterinary Supply Co., an Idaho corporation (the “Borrower”), the several financial institutions from time to time party thereto (including the Assignor, the “Lenders”), and Bank of America, N. A., as agent for the Lenders (the “Agent”).  Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Loans (the “Committed Loans”) to the Borrower in an aggregate amount not to exceed $                    (the “Commitment”);

WHEREAS, the Assignor has made Committed Loans in the aggregate principal amount of $                   to the Borrower

WHEREAS, [the Assignor has acquired a participation in its pro rata share of the Lenders’ liabilities under Letters of Credit in an aggregate principal amount of $                    (the “L/C Obligations”)] [no Letters of Credit are outstanding under the Credit Agreement]; and

WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, together with a corresponding portion of each of its outstanding Committed Loans and L/C Obligations, in an amount equal to $                    (the “Assigned Amount”) on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

1.                                       Assignment and Acceptance.

(a)                                  Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance)     % (the

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“Assignee’s Percentage Share”) of (A) the Commitment, the Committed Loans and the L/C Obligations of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

(b)                                 With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount.  The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.  It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections       and       of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

(c)                                  After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee’s Commitment will be $                   .

(d)                                 After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor’s Commitment will be $                   .

2.                                       Payments.

(a)                                  As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $                   , representing the Assignee’s Pro Rata Share of the principal amount of all Committed Loans.

(b)                                 The Assignee further agrees to pay to the Agent a processing fee in the amount specified in Section 11.2(a) of the Credit Agreement.

3.                                       Reallocation of Payments.

Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, and Committed Loans and L/C Obligations shall be for the account of the Assignor.  Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee.  Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

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4.                                       Independent Credit Decision.

The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of the Borrower, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

5.                                       Effective Date; Notices.

(a)                                  As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be                         , 200   (the “Effective Date”); provided that the following conditions precedent have been satisfied on or before the Effective Date:

(i)                                     this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

[(ii)                              the consent of the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;]

(iii)                               the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

[(iv)                          the Assignee shall have complied with Section 11.2 of the Credit Agreement (if applicable);]

(v)                                 the processing fee referred to in Section 2(b) hereof and in Section 11.2(a) of the Credit Agreement shall have been paid to the Agent; and

(b)                                 Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Borrower and the Agent for acknowledgment by the Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

6.                                       [Agent.  [INCLUDE ONLY IF ASSIGNOR IS AGENT]

(a)                                  The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Lenders pursuant to the terms of the Credit Agreement.

(b)                                 The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.]

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7.                                       Withholding Tax.

The Assignee (a) represents and warrants to the Lender, the Agent and the Borrower that under applicable law and treaties no tax will be required to be withheld by the Lender with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Borrower prior to the time that the Agent or Borrower is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms W-8ECI or W-8BEN upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

8.                                       Representations and Warranties.

(a)                                  The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles.

(b)                                 The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto.  The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrower, or the performance or observance by the Borrower, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

(c)                                  The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute

4

and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles; [and (iv) it is an Eligible Assignee.]

9.                                       Further Assurances.

The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrower or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

10.                                 Miscellaneous.

(a)                                  Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto.  No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

(b)                                 All payments made hereunder shall be made without any set-off or counterclaim.

(c)                                  The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

(d)                                 This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(e)                                  THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF                          [Note:  confirm choice of law].  The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in [              ] over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and

5

determined in such [              ] State or Federal court.  Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

(f)                                    THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:
Title:
Address:

[ASSIGNEE]

By:
Title:
Address:

6

SCHEDULE 1
to
ASSIGNMENT AND ACCEPTANCE

NOTICE OF ASSIGNMENT AND ACCEPTANCE

                                     , 200

Bank of America, N.A
55 South Lake Avenue
Suite 900
Pasadena, CA 91101
Attn:

Re:  [Name and Address of Borrower]

Ladies and Gentlemen:

We refer to the Credit Agreement dated as of                 , 2002 (as amended, amended and restated, modified, supplemented or renewed from time to time the “Credit Agreement”) among MWI Veterinary Supply Co. (the “Borrower”), the Lenders referred to therein and Bank of America, N. A., as agent for the Lenders (the “Agent”).  Terms defined in the Credit Agreement are used herein as therein defined.

1.                                       We hereby give you notice of, and request your consent to, the assignment by                                     (the “Assignor”) to                                     (the “Assignee”) of             % of the right, title and interest of the Assignor in and to the Credit Agreement (including the right, title and interest of the Assignor in and to the Commitments of the Assignor, all outstanding Loans made by the Assignor and the Assignor’s participation in the Letters of Credit pursuant to the Assignment and Acceptance Agreement attached hereto (the “Assignment and Acceptance”).  We understand and agree that the Assignor’s Commitment, as of              , 200 , is $                       , the aggregate amount of its outstanding Loans is $                         , and its participation in L/C Obligations is $                       .

2.                                       The Assignee agrees that, upon receiving the consent of the Agent and, if applicable, the Borrower to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Credit Agreement.

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3.                                       The following administrative details apply to the Assignee:

(A)	Notice Address:

Assignee name:
Address:

Attention:
Telephone: ( )
Telecopier: ( )
Telex (Answerback):

(B)	Payment Instructions:

Account No.:
At:

Reference:
Attention:

4.                                       You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours,

[NAME OF ASSIGNOR]

By:

Title:

[NAME OF ASSIGNEE]

By:

Title:

2

ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

BANK OF AMERICA, N. A.
as Agent

By:
Title:

3

EXHIBIT G

FORM OF SUBSIDIARY BORROWER JOINDER AGREEMENT

THIS SUBSIDIARY BORROWER JOINDER AGREEMENT (this “Joinder Agreement”) is made and entered into as of                              by                                     , a                              (“Subsidiary”), and BANK OF AMERICA, N.A., as agent under the Credit Agreement (as hereinafter defined) (the “Agent”).  Capitalized terms used herein without definition shall have the meanings assigned to those terms in the Credit Agreement.

W I T N E S S E T H

WHEREAS, MWI Veterinary Supply Co., an Idaho corporation (the “Borrower”), the financial institutions from time to time party thereto (together with their respective successors and assigns, the “Lenders”) and the Agent have entered into that certain Credit Agreement, dated as of June      , 2002 (as the same has heretofore been or may hereafter be amended, supplemented, restated, amended and restated or otherwise modified from time to time, the “Credit Agreement”), providing for extensions of credit to be made by the Lenders to the Borrower and the issuance of Letters of Credit for the account of the Borrower and, upon satisfaction of the conditions set forth in the Credit Agreement, to Subsidiaries of the Borrower which become Subsidiary Borrowers thereunder;

WHEREAS, pursuant to Section 7.28(c) of the Credit Agreement, Subsidiary has been designated as a Subsidiary Borrower under the Credit Agreement and is required to enter into such other Credit Documents as are executed by the Borrower; and

WHEREAS, the Borrower and Subsidiary desire that Subsidiary become a “Subsidiary Borrower” under the Credit Agreement in accordance with the terms thereof and enter into such other Loan Documents as are necessary or desirable to grant to the Agent, for the benefit of the Lenders, Liens on and security interests in the assets of Subsidiary;

NOW THEREFORE, in consideration of the foregoing and to induce the Agent and the Lenders to allow Subsidiary to become a “Subsidiary Borrower” under the Credit Agreement and the other Loan Documents, Subsidiary agrees as follows:

AGREEMENT

1.                                       Joinder to Credit Agreement and other Loan Documents.  Subsidiary hereby agrees that by its execution and delivery to the Agent of this Joinder Agreement, it shall become a “Subsidiary Borrower” under the Credit Agreement and the other Loan Documents listed on Schedule I hereto and hereby expressly and unconditionally assumes and agrees to pay, perform and discharge all of the obligations and liabilities as a “Subsidiary Borrower”

thereunder, with the same effect as if the Credit Agreement and such other Loan Documents had been executed and delivered initially by Subsidiary to the Agent.  Without limiting the generality of the foregoing, attached hereto as Schedule II, are all such schedules, exhibits, annexes, appendices or other attachments to the Credit Agreement and such other Loan Documents as are required to be delivered thereunder or required to make the representations, warranties and covenants of the Borrower true, complete and correct.  This Joinder Agreement shall constitute a Loan Document.

2.                                       Grant of Security Interest; Guaranty.  Without limiting the provisions of Section 1 above, Subsidiary acknowledges that by its execution and delivery of this Joinder Agreement, it shall become a “Pledgor” under the Pledge Agreement, and a “Grantor” under the Security Agreement, as such agreements have been amended, supplemented, amended and restated or otherwise modified prior to the date hereof.  In furtherance thereof, Subsidiary hereby grants to the Agent for its benefit and the ratable benefit of the Lenders a security interest in and Lien upon all of its right, title and interest in the assets, now owned or hereafter acquired, which are “Pledged Collateral” under the Pledge Agreement and “Collateral” under the Security Agreement, with the same effect as if such Loan Documents had been initially executed and delivered by it to the Agent.

3.                                       Additional Loan Documents.  On or prior to the date hereof, Subsidiary shall have executed and delivered to the Agent a Revolving Note for each Lender and such financing statements, intellectual property security agreements or assignments, mortgages, deeds of trust, bank account control agreements and other documents as are necessary or which the Agent deems desirable to grant to the Agent a perfected first priority security interest in Subsidiary’s assets, and the Borrower shall have executed and delivered to the Agent a Pledge Amendment to the Pledge Agreement, together with stock certificates or other certificated securities, accompanied by stock powers duly endorsed in blank, evidencing all of the issued and outstanding capital stock or other equity interests of Subsidiary which are certificated (or a control agreement, in form satisfactory to the Agent with respect to uncertificated interests), and Subsidiary shall have delivered to the Agent all promissory notes and other instruments in favor of Subsidiary, with all endorsements deemed necessary or advisable by the Agent, evidencing each of the notes and other instruments pledged by Subsidiary under the Loan Documents  In addition, on or prior to the date hereof, the Borrower or Subsidiary shall have, or caused to be, provided to the Agent, the acquisition documents, legal opinions, evidence of solvency, certificates, lien search results and other documents required to be provided to the Agent under the Loan Documents including, without limitation, under Section 7.28 of the Credit Agreement, in connection with a Permitted Acquisition.

4.                                       Unconditional Joinder.  Subsidiary acknowledges that Subsidiary’s obligations as a party to this Joinder Agreement are unconditional and are not subject to the

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execution of one or more Joinder Agreements or any other Loan Documents by other Subsidiaries of the Borrower or any other Person.

5.                                       Reliance.  The Agent and the Lenders shall be entitled to rely on this Joinder Agreement as evidence that Subsidiary has joined (i) as a “Subsidiary Borrower” and a “Loan Party” under the Credit Agreement and the other Loan Documents listed on Schedule I hereto and is fully obligated thereunder as a Subsidiary Borrower and a Loan Party, (ii) as “Grantor” under the Security Agreement and (iii) as a “Pledgor” under the Pledge Agreement, and is fully obligated in each such capacity under each of such Loan Documents.

6.                                       Representations and Warranties.  Subsidiary hereby represents and warrants that it has reviewed the terms of the Credit Agreement and the other Loan Documents.  Subsidiary also represents and warrants that, after giving effect to the schedules set forth on Schedule II hereto, all representations and warranties of the Borrower set forth in the Loan Documents are true, correct and complete with respect to Subsidiary.  Subsidiary further represents and warrants that Subsidiary was in compliance with, and upon delivery of this Joinder Agreement shall be in compliance with, all agreements, affirmative covenants and negative covenants contained in the Loan Documents applicable to Subsidiary as a Subsidiary Borrower or a Loan Party or a Subsidiary of the Borrower, including without limitation in the Credit Agreement and each of the Loan Documents listed on Schedule I hereto.  Subsidiary shall execute and deliver all other documents, agreements and instruments required to be executed by a Subsidiary Borrower under the terms of the Credit Agreement and the other Loan Documents.

7.                                       Consent.  Upon satisfaction of the conditions set forth in Section 8.1 of the Credit Agreement, Subsidiary shall have all of the rights and interests of a Subsidiary Borrower or a Loan Party under the Credit Agreement and the other Loan Documents with the same effect as if the Credit Agreement and such other Loan Documents had been initially entered into by Subsidiary with, or for the benefit of, the Agent and the Lenders.

8.                                       Incorporation by Reference.  All terms and conditions of the Credit Agreement and the other Loan Documents applicable to any Subsidiary Borrower, any Loan Party or any Subsidiary of the Borrower under the Credit Agreement and the other Loan Documents including, without limitation, all applicable representations, warranties, covenants, indemnities, guaranties and other obligations thereunder, are hereby incorporated by reference in this Joinder Agreement as if set forth in full.

9.                                       GOVERNING LAW.  THIS AGREEMENT  SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT  PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE

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OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

10.                                 Address for Notices.  All notices, requests and other communications to Subsidiary hereunder or under any other Loan Document shall be in writing, addressed to the Borrower at the address set forth in, and shall be deemed delivered in accordance with, the Credit Agreement.

11.                                 Counterparts.  This Joinder Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

12.                                 Severability.  The provisions of this Joinder Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Joinder Agreement in any jurisdiction.

13.                                 Headings.  The headings in this Joinder Agreement are for purposes of reference only and shall not otherwise affect the meaning or construction of any provision of this Joinder Agreement.

14.                                 Final Expression.  This Joinder Agreement, together with the Credit Agreement and the other Loan Documents, constitute the final, entire agreement among the parties hereto and thereto and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.  There are no oral agreements among the parties hereto.

15.                                 Binding Effect.  This Joinder Agreement shall be binding on and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided, however that Subsidiary may not assign or transfer its interest under this Joinder Agreement, the Credit Agreement or any of the other Loan Documents without the prior written consent of the Agent and the Lenders in accordance with the Credit Agreement.

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IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered by it as of the day and year first above written.

[NAME OF NEW SUBSIDIARY BORROWER]

By:
Name:
Title:

BANK OF AMERICA, N.A., as Agent

By:
Name:
Title:

CONSENT OF BORROWER, SUBSIDIARY BORROWERS AND GUARANTORS

Each of the undersigned, as a Borrower or Subsidiary Borrower under the Credit Agreement and the other Loan Documents referred to in the foregoing Joinder Agreement, or as a guarantor under the Guaranty , hereby acknowledges that by the execution, delivery and performance of the Joinder Agreement by Subsidiary and the Agent, Subsidiary has become a Subsidiary Borrower and a Loan Party under the Loan Documents.  The execution and delivery of the Joinder Agreement shall not impair the Obligations and liabilities of the undersigned to the Agent and the Lenders , and each of the undersigned acknowledges that the Credit Agreement and the other Loan Documents executed by it remain in full force and effect, enforceable against the undersigned in accordance with their respective terms.

MWI VETERINARY SUPPLY CO., an Idaho corporation

By:
Name:
Title:

[Subsidiary Borrowers]

MWI HOLDINGS, INC., a Delaware corporation

By:
Name:
Title:

[other Guarantors]

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EXHIBIT H

LATEST PROJECTIONS

[To be attached]